Exhibit No. 10.1

CITIZENS BANK OF MASSACHUSETTS

LOAN AND SECURITY AGREEMENT
(ALL ASSETS)

This LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of October 31, 2005 by and among CITIZENS BANK OF MASSACHUSETTS, a Massachusetts bank with offices at 53 State Street, Boston, Massachusetts 02109, as administrative agent, collateral agent and Security Trustee (as defined below) (in such capacities, the "Agent"), for its own benefit and the ratable benefit of the Revolving Credit Lenders and the Term Loan Lenders, and as Issuing Bank (each as defined below), the Revolving Credit Lenders, the Term Loan Lenders; Gerber Scientific, Inc., a Connecticut corporation ("Gerber"), and Gerber Scientific International, Inc., a Connecticut corporation and a wholly owned subsidiary of Gerber, (hereinafter, together with Gerber referred to individually as a "Borrower" and collectively, as the "Borrowers") in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

    SECTION 1.  SECURITY INTEREST. For valuable consideration, receipt whereof is hereby acknowledged, each of the Borrowers hereby grants to the Agent, for the ratable benefit of the Credit Parties (as defined below), a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Credit Parties, all assets of such Borrower other than the Excluded Collateral (as defined below), wherever located and whether now owned or hereafter acquired, including, without limitation, the following:

    all inventory, as defined in Article 9 of the Uniform Commercial Code (the "UCC"), including all goods, merchandise, raw materials and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in such Borrower's business (all hereinafter called the "Inventory");

    all accounts (as defined in Article 9 of the UCC, hereinafter "Accounts"), contracts, contract rights, notes, bills, drafts, acceptances, general intangibles (including without limitation registered and unregistered tradenames, copyrights, customer lists, goodwill, computer programs, computer records, computer software, computer data, trade secrets, trademarks, patents, ledger sheets, files, records, data processing records relating to any Accounts and all tax refunds of every kind and nature to which such Borrower is now or hereafter may become entitled to, no matter how arising), instruments, documents, chattel paper (whether tangible or electronic) deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, security entitlements, security accounts, investment property, supporting obligations, choses in action, commercial tort claims, and all other debts, obligations and liabilities in whatever form, owing to such Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of such Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services (all hereinafter called the "Receivables");

    all machinery, equipment, fixtures and other goods (as defined in Article 9 of the UCC) whether now owned or hereafter acquired by such Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof (all hereinafter called the "Equipment"); and

    all proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing (which, together with the Inventory, Receivables and Equipment are all hereinafter called "Collateral").

    As used herein, the term "Excluded Collateral" shall mean: (i) pledges of cash and cash equivalents to Travelers Insurance Company to secure obligations of the Borrowers or their Subsidiaries (as defined below) under or in connection with property and casualty insurance policies issued by Travelers Insurance Company (or any successor insurers) for the benefit of the Borrowers or their Subsidiaries; provided, however, that the amount of such pledges shall not exceed $2,000,000 in the aggregate at any one time, (ii) any agreements now existing which by their terms prohibit the granting of a security interest therein or assignment thereof; provided, however, that if the UCC or any other law now or hereafter permits the granting of a security interest or assignment thereof notwithstanding such terms, such contracts and agreements shall not be Excluded Collateral, and (iii) equipment subject to a capitalized lease or purchase money lien permitted hereunder that prohibits the granting of any other lien on such equipment; provided, however, that such equipment shall not be Excluded Collateral upon the release of such capitalized lease or purchase money lien and (iv) stock or other equity interests in Subsidiaries which are not Guarantors;

    Notwithstanding any provision to the contrary herein, the Agent and the Credit Parties agree that any security interest granted hereunder or under the Foreign Security Documents on the real property of Spandex (as defined below) located at 38 Port Royal Avenue, Lune Industrial Estate, Lancaster UK[Lancaster real estate] to secure the Obligations shall be subordinated, up to an aggregate amount of £400,000, to the security interest granted to the Royal Bank of Scotland in connection with any bonding and foreign exchange facility between the Royal Bank of Scotland and Spandex; provided, however, nothing in this Section 1(f) shall be deemed to imply any restrictions regarding the granting of any Liens of any Foreign Subsidiary, any such prohibitions being contained not herein but in the Foreign Security Documents.

    Upon the occurrence of an Event of Default, the Agent shall, if requested by Ex-Im, execute and deliver to Ex-Im such documents and assurances and take such actions as may be necessary or desirable or as Ex-Im may reasonably request in order to assign to Ex-Im the Agent's security interest in the Export-Related Collateral granted herein and each Borrower hereby agrees to execute and deliver such documents and take such actions as may be necessary or desirable to effect such assignment.

    SECTION 2.  OBLIGATIONS SECURED. The security interest granted hereby is to secure payment and performance of all debts, liabilities and obligations of the Borrowers to the Agent and the Credit Parties hereunder and also any and all other debts, liabilities and obligations of the Borrowers to the Agent and the other Credit Parties of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, in each case relating to or arising under the Loan Documents, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, fees, charges, expenses and overdrafts, and also including, without limitation, all obligations and liabilities which Agent or any other Credit Party may incur or become liable for, on account of, or as a result of, any transactions between the Agent or such Credit Party and any Borrower relating to the Loan Documents (all hereinafter called "Obligations").

    SECTION 3.  BORROWERS' PLACES OF BUSINESS, INVENTORY LOCATIONS AND RETURNS POLICY. Each Borrower warrants that, as of the Closing Date (as defined below), such Borrower has no places of business other than those shown at the end of this Agreement, unless other places of business are listed on Schedule A hereto, in which event such Borrower represents that it has additional places of business at those locations set forth on Schedule A hereto.

As of the Closing Date, each Borrower's principal executive office and the office where such Borrower keeps its records concerning its accounts, contract rights and other property, is that shown at the end of this Agreement. All Inventory presently owned by each Borrower is stored at the locations set forth on Schedule A.

Each Borrower will promptly notify the Agent in writing of any change in the location of any place of business or the establishment of any new place of business or new location of Inventory or office where its records are kept which would be shown in this Agreement if the Agreement were executed after such change. Notwithstanding the foregoing, no notice shall be required hereunder with respect to (a) the establishment of any new place of business or location of Inventory to the extent any such new place of business or new location of Inventory shall not be a principal place of business and the value of Collateral located therein does not exceed $100,000 in the aggregate and (b) any change in the location of demonstration Inventory or Inventory held at trade shows or by salespersons of the Borrowers.

Each Borrower represents and warrants that such Borrower has described its returns policy to the Agent and that it does now, and will continue to, apply such policy consistently in the conduct of its business and agrees that it shall notify the Agent in writing before materially changing its policy or the application thereof.

    SECTION 4.  BORROWERS' ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that:

    Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and shall hereafter remain in good standing as a corporation in that state, and is duly qualified and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified and in good standing in every other state in which the failure to qualify or become licensed could have a Material Adverse Effect (as defined below).

    Each Borrower's exact legal name is as set forth in this Agreement.

    The organizational identification number, if any, of each Borrower, issued by its jurisdiction of incorporation, is as set forth on Schedule A hereto.

    The execution, delivery and performance of this Agreement, and any other Loan Document (as defined below) executed in connection herewith, are within each Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's charter, bylaws or other incorporation papers, or of any material indenture, agreement or undertaking to which such Borrower is a party or by which it or any of its properties may be bound.

    The Certificate of Incorporation and all amendments thereto of each Borrower have been duly filed and are in proper order. All capital stock issued by each Borrower and outstanding was and is properly issued and all books and records of each Borrower, including but not limited to its minute books, bylaws and books of account, are accurate and up to date and will be so maintained.

    Each Borrower owns, leases or licenses all of the assets reflected in the most recent of such Borrower's financial statements provided to the Agent, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof or otherwise permitted to be disposed of in accordance with the terms of this Agreement, and such assets together with any assets acquired since such date, including without limitation the Collateral, are free and clear of any Lien, except (i) the security interests and other encumbrances (if any) listed on Schedule B hereto, (ii) those leases of personal property set forth on Schedule C annexed hereto, (iii) those Liens permitted pursuant to Section 14(e) of this Agreement, or (iv) Liens and security interests in favor of the Agent for the benefit of the Credit Parties (collectively, the "Permitted Liens").

    Each Borrower has made or filed all tax returns, reports and declarations or requests for extensions thereof relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a Lien on any Collateral being hereby deemed material) and has paid all taxes shown or determined to be due thereon except where such liability is the subject of a Permitted Protest and the failure to make payment pending such Permitted Protest would not reasonably be expected to result in a Material Adverse Effect.

    Each Borrower (i) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a Material Adverse Effect, and (ii) is in compliance with its charter documents and bylaws, all contractual requirements by which such Borrower or any of its properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

    Except as set forth on Schedule D hereto, there is no action, suit, proceeding or investigation pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or any of their assets before or by any court or other governmental authority which, if determined adversely to such Borrower, would have a Material Adverse Effect.

    As of the date hereof, each Borrower is in compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"); no Reportable Event has occurred and is continuing with respect to any Plan; and it has no unfunded vested liability under any Plan. The word "Plan" as used in this Agreement means any employee plan subject to Title IV of ERISA maintained for employees of any Borrower, any Subsidiary of any Borrower or any other trade or business under common control with any Borrower within the meaning of Section 414(c) of the Internal Revenue Code of 1986 or any regulations thereunder.

    All balance sheets and income statements furnished to the Agent or any Credit Party by any Borrower or Guarantor and listed on Schedule E hereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except for normal year-end adjustments and for the absence of footnotes) and present fairly in all material respects the consolidated financial condition of such Borrower and all such information so furnished was true, correct and complete in all material respects as of the date thereof.

    The projections of the annual operating budgets of each Borrower, balance sheets, cash flow statements, quarterly pro forma financial projections and annual financial projections furnished to the Agent or any Credit Party and listed on Schedule F hereto, disclose on and as of the Closing Date all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of each Borrower, on and as of the Closing Date, no facts exist that (individually or in the aggregate) would result in any materially adverse change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers, based on their respective business experience, of the results of operations and other information projected therein.

    The representations and warranties made by the Borrowers in this Agreement, the schedules attached hereto and exhibits hereto and the certificates and statements executed or delivered in connection herewith and all other information provided by any Borrower to the Agent or any Credit Party in connection with the transactions contemplated hereby, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material facts not misleading in the light of the circumstances in which they were made or delivered. As of the Closing Date, there is no material fact directly relating to the assets, liabilities, business, operations or condition (financial or other) of any Borrower (including any competitive developments other than facts that relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been set forth in this Agreement, in the schedules attached hereto or otherwise certified in writing to the Agent.

    Except as set forth in Schedule G hereto:

      No Borrower, any Subsidiary of any Borrower or any operator of any of their respective properties is in violation, or to such Borrower's knowledge is in alleged violation, of any Environmental Law, which violation could reasonably be expected to have a Material Adverse Effect.

      Except as could not reasonably be expected to have a Material Adverse Effect, no Borrower, any Subsidiary of any Borrower or any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority, (A) that it has been identified as a potentially responsible party under any following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC Sections 9601-9657, as amended by the Superfund Accounts and Reauthorization Act of 1986; the Federal Resource Conservation and Recovery Act, 42 USC Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq.; the Toxic Substances Control Act, 15 USC Sections 2601 et seq.; the Federal Water Pollution Control Act, 33 USC Sections 1251 et seq.; the Clean Air Act, 42 USC Sections 741 et seq.; the Clean Water Act, 33 USC Section 701; the Safe Drinking Water Act, 42 USC Sections 300(f)-300(j); M.G.L.A. c. 21E (Massachusetts Oil and Hazardous Material Release Prevention Act); M.G.L.A. c. 21C (Massachusetts Hazardous Waste Management Act); and/or the regulations adopted and publications promulgated pursuant to any of the foregoing, as the same may be amended from time to time (collectively, the "Environmental Laws"); (B) that any hazardous waste, as defined in 42 U.S.C. Section 6903(5), any hazardous substances, as defined in 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. Section 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered such Borrower, any Subsidiary of any Borrower or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

      (A) each Borrower, each Subsidiary of any Borrower and each operator of any of their respective properties is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (B) to the best of such Borrower's knowledge, no portion of property owned, operated or controlled by such Borrower or any Subsidiary of such Borrower has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (C) to the best of such Borrower's knowledge, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by such Borrower or any Subsidiary of such Borrower, which releases could reasonably be expected to have a Material Adverse Effect; (D) to the best of such Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by such Borrower or any Subsidiary of such Borrower which, through soil or groundwater contamination, may have come to be located on the properties of such Borrower or any Subsidiary of such Borrower, except as could not reasonably be expected to have a Material Adverse Effect; (E) to the best of such Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by such Borrower or any Subsidiary of such Borrower.

      None of the properties of such Borrower or any Subsidiary of such Borrower is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

    Schedule H sets forth a description of all insurance maintained by or on behalf of each Borrower as of the Closing Date. Each of such policies is in full force and effect. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

    Except as set forth on Schedule I, as of the Closing Date, no Borrower is presently a party to any collective bargaining agreement and there are no strikes, lockouts or slowdowns against any Borrower pending or, to the knowledge of any Borrower, threatened. The hours worked by and payments made to employees of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters except as would not have a Material Adverse Effect. All payments due from any Borrower, or for which any claim may be made against any Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid (or are being paid in the ordinary course) or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents (as hereafter defined) will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is bound.

    No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by such Borrower of indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

    Both before and after giving effect to (i) the Loans to be made on the Closing Date or such other date as the Loans requested hereunder are made, (ii) the disbursement and application of the proceeds of such Loans and (iii) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower is Solvent.

    As of the Closing Date, there exists no actual or, to the knowledge of such Borrower, threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of such Borrower or any of its Subsidiaries or their respective businesses with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of Borrower and its Subsidiaries taken as a whole, or with any material supplier that could reasonably be expected to have a Material Adverse Effect, and to the knowledge of such Borrower, there exists no present condition or state of facts or circumstances that could reasonably be expected to have a Material Adverse Effect or prevent such Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

    As of the Closing Date, each Borrower or Guarantor, as applicable, is the true and lawful owner of all right, title and interest to or otherwise has the right to use (a) the registered Marks listed on Schedule M hereto (b) the Patents listed on Schedule N hereto and that said listed Marks and Patents constitute all the marks and applications for marks and patents and applications for patents registered in the U.S. PTO that such Borrower or Guarantor, as applicable presently owns or uses in connection with its business, and (c) the Copyrights listed on Schedule O hereto and that said listed Copyrights constitute all registrations of copyrights and applications for copyright registrations that such Borrower or Guarantor, as applicable, owns or uses in connection with its business. As of the Closing Date, each Borrower or Guarantor, as applicable, owns, is licensed to use or otherwise has the right to use all such registered Marks, Patents and Copyrights. As of the Closing Date, no Borrower or Guarantor has any knowledge of any third party claim that any aspect of its present or contemplated business operations infringes or will infringe any trademark, service mark, trade name, patent or any copyright, in each case in any respect which would result in a Material Adverse Effect. Except as indicated on Schedule M, N and O, as of the Closing Date, each Borrower or Guarantor, as applicable, (i) is the beneficial and record owner of all Marks, Patents, Copyrights and applications listed on Schedule M, N and O, and to the best of such Borrower's or Guarantor's knowledge said registrations are valid and subsisting and have not been adjudged invalid, unregistrable, or unenforceable, in whole or in part, and (ii) is not aware of any claims made and continuing or threatened that any of said registrations in respect of any Mark, Patent or Copyright is invalid or unenforceable or that such Borrower's or Guarantor's use of any Mark, Patent or Copyright does or may violate the rights of any Person. Each Borrower hereby grants, and shall cause each Guarantor to grant, to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the U.S. PTO or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Mark, Patent and Copyright, and to record the same.

    As of the Closing Date, to the best of each Borrower's and Guarantor's knowledge, there is no infringement or unauthorized use of any of such Borrower's or Guarantor's Marks Patents or Copyrights, except where such infringement or unauthorized use would not result in a Material Adverse Effect. Each Borrower agrees to notify the Agent in writing of the name and address of, and to furnish such pertinent information that may be available to such Borrower or Guarantor with respect to, any party who such Borrower or any Guarantor believes is infringing or diluting or otherwise violating in any material respect any of such Borrower's or Guarantor's rights in and to any material Mark, Patent or Copyright or with respect to any party claiming that such Borrower's or Guarantor's use of any material Mark, Patent or Copyright violates in any material respect any property right of a third party, and will provide each such notice no later than the next succeeding date on which the financial information described in Section 12(g) is required to be delivered. Each Borrower further agrees, to the extent consistent with reasonable business practices, to take such actions as it or the Agent deems appropriate against any Person infringing any Mark, Patent or Copyright.

    Each Borrower and Guarantor has taken all reasonably necessary steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and the provision of all services provided under or in connection with any Mark and has taken all necessary steps to ensure that all licensed users of any Mark use such consistent standards of quality.

    As of the Closing Date, set forth on Schedule P is a complete and accurate list of all Licenses in which each Borrower and Guarantor is (i) a licensor with respect to any of the Patents, Marks, or Copyrights or (ii) a licensee of any other Person's patents, trade names, trademarks, service marks, copyrights or works of authorship other than any software which is generally commercially available and the subject of an "off-the-shelf", "click-wrap" or "shrink-wrap" license or similar agreement. Each Borrower and Guarantor has made all necessary filings and recordations to protect and maintain its interest in the Licenses except where failure to do so would not result in a Material Adverse Effect. As of the Closing Date, to the best of each Borrower's and Guarantor's knowledge, each License of such Borrower and Guarantor identified on Schedule P is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable.

    As of the Closing Date, (i) the bank accounts listed on Schedule L hereto represent all of the bank accounts of the Borrowers and their U.S. Subsidiaries and (ii) the bank accounts listed on Schedule L-I and L-II hereto represent all of the bank accounts of the Foreign Subsidiaries. As used herein, "Foreign Subsidiary" means any subsidiary that is organized under the laws of the United Kingdom (other than, during the period from the Closing Date through the date that is six (6) months after the Closing Date, Ultramark Adhesive Products Ltd ("Ultramark"), and Gerber Coburn Optical (U.K.), Ltd ("Coburn UK")) or Canada.

    As of the Closing Date, neither of Ultramark and Coburn had any assets or conducted any business operations, and each is in the process of being dissolved.

    SECTION 5.  LOANS AND OTHER FINANCIAL ACCOMMODATIONS.

Revolving Loans.

    From time to time upon request by the Borrowers (or any of them), so long as:

      the sum of the aggregate principal amount of all Revolving Loans (as defined below) outstanding and the requested Revolving Loan does not exceed the lesser of (A) the Borrowing Base (as defined below), or (B) the Revolving Credit Limit (as defined below), and the sum of the aggregate principal amount of all Revolving Advances (as defined below) outstanding and the requested Revolving Loan does not exceed the lesser of (A) the sum of the Borrowing Base and the Export-Related Borrowing Base (as defined below), or (B) the Revolving Credit Limit (as defined below)

    the Revolving Credit Lenders shall make such requested Revolving Loan, provided that no Event of Default has occurred and is continuing or there has not occurred an event which, with notice or the lapse of time or both, would constitute an Event of Default.

    All Revolving Loans shall bear interest as provided herein and at the option of any Revolving Credit Lender shall be evidenced by and repayable in accordance with a revolving note drawn to the order of such Revolving Credit Lender substantially in the form of Exhibit 1 hereto (the "Revolving Note"), as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor, but in the absence of a Revolving Note, the Agent's records of loans and repayments shall be prima facie evidence of the accuracy thereof.

    Interest on the Revolving Loans, net of those Revolving Loans (if any) which bear interest calculated by reference to LIBOR (as defined below), will be charged to the Borrowers at a fluctuating rate which is the daily equivalent to a rate equal to the Prime Rate (as defined below) upon any balance owing to the Revolving Credit Lenders at the close of each day and shall be payable (i) on the first day of each month in arrears; (ii) on termination of this Agreement pursuant to Section 20 hereof; (iii) on acceleration of the time for payment of the Obligations pursuant to Section 15 hereof; and (iv) on the date the Obligations are paid in full. The rate of interest payable by the Borrowers pursuant to this Section 5(c) shall be changed effective as of that date in which a change in the Prime Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. The term "Prime Rate" as used herein and in any supplement and amendment hereto shall mean the per annum rate of interest announced from time to time by the Agent at its offices in Boston, Massachusetts, as its Prime Rate (or if the Agent ceases to announce a rate so designated, any similar successor rate designated by the Agent), it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent. Interest shall be payable in lawful money of the United States of America to the Agent, or as the Agent shall direct, without set-off, deduction or counterclaim monthly, in arrears, on the first day of each month, commencing on the first day of the month next succeeding the Closing Date.

    Interest on the Revolving Loans, net of those Revolving Loans (if any) which bear interest calculated by reference to the Prime Rate, will be charged to the Borrowers at a rate which is the equivalent to the LIBOR Interest Rate (as defined below) plus the Applicable Margin. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

    The term "Borrowing Base" as used herein shall mean the sum of the following:

      Eighty-five percent (85%) of the unpaid face amount of North American Qualified Accounts (as defined below), PLUS

      Eighty percent (80%) of the unpaid face amount of U.K. Qualified Accounts (as defined below), PLUS the sum of

  53.8% of the value of "finished goods-equipment" Eligible Inventory, PLUS

  49.4% of the value of "finished goods-aftermarket" Eligible Inventory. PLUS

  19.3% of the value of "finished goods-service & spare parts" Eligible Inventory, PLUS

  16.5% of the value of "raw materials" Eligible Inventory

provided, however, that the sum of Eligible Inventory in clauses (A) through (D) of this Section 5(e)(iii) that is located in Canada shall not exceed in the aggregate Three Million U.S. Dollars (US$3,000,000.00) and the sum of Eligible Inventory in clauses (A) through (D) of this Section 5(e)(iii) that is located in the United States together with the value of Eligible Inventory in clauses (A) through (D) of this Section 5(e)(iii) that is located in Canada shall not exceed in the aggregate Eighteen Million U.S. Dollars (US$18,000,000.00); provided, further, that the Agent may substitute such other percentages and amounts of Eligible Inventory in connection with any annual appraisal of the Borrowers' Inventory provided in Section 13(b), if the Agent determines in its reasonable judgment that there has been a change in circumstances relating to any or all such Eligible Inventory from those circumstances in existence on or prior to the date hereof; provided, however, that unless an Event of Default then exists and is continuing, the Agent shall furnish five (5) Business Days prior notice to the Borrowers of any such change, PLUS the lesser of (A) one hundred percent (100%) of the appraised net orderly liquidation value of demonstration Inventory located in the United States and Canada and (B) $1,200,000 or such other percentages and amounts of demonstration Inventory as may from time to time be fixed by the Agent, if the Agent determines in its reasonable judgment that there has been a change in circumstances relating to any or all such demonstration Inventory from those circumstances in existence on or prior to the date hereof; provided, however, that unless an Event of Default then exists and is continuing, the Agent shall furnish five (5) Business Days prior notice to the Borrowers of any such change, PLUS the Applicable Over-Advance Amount (as defined below), MINUS one hundred (100%) percent of the aggregate amount then undrawn on all Letters of Credit and acceptances issued pursuant to this Agreement for the account of the Borrowers, MINUS the reserve in connection with the amortization of the Tolland Standby Letter of Credit which shall, commencing on April 30, 2006, be equal to Three Hundred Thousand US Dollars (US$300,000.00) and shall be increased by Three Hundred Thousand US Dollars (US$300,000.00) on each annual anniversary thereafter, MINUS the amount of all Reserves (as defined below);

but in no event shall the sum of all Revolving Loans, Ex-Im Loans and the sum of the aggregate amount undrawn on all Letters of Credit and acceptances be in excess of the Revolving Credit Limit.

    The term "Revolving Credit Limit" as used herein shall mean an amount equal to Fifty Million US Dollars (US$50,000,000.00).

    The Borrowing Base formula set forth above is intended solely for monitoring purposes. The making of Revolving Loans by the Revolving Credit Lenders to the Borrowers in excess of the above described Borrowing Base formula is for the benefit of the Borrowers and does not affect the obligations of Borrowers hereunder; all such Revolving Loans constitute Obligations and must be repaid by Borrowers in accordance with the terms of this Agreement.

    The Agent may, at any time and from time to time in its reasonable judgment establish reserves, including, without limitation, deferred service revenue reserves, deferred warranty reserves, chargeback reserves, dilution reserves, defective goods reserves, obsolete goods reserves, to reflect factors which negatively affect the value of the Collateral or which reflect claims upon, or impediments to the ability of the Agent to realize upon, the Collateral (the "Reserves"); provided, however, that unless an Event of Default then exists and is continuing, the Agent shall furnish five (5) Business Days prior notice to the Borrowers of the establishment of any such Reserve. The amount of such Reserves shall be subtracted from the North American Qualified Accounts, the U.K. Qualified Accounts, the Eligible Inventory, the Eligible Export-Related Accounts Receivable and the Eligible Export-Related Inventory, as applicable, when calculating the amount of the Borrowing Base or the Export-Related Borrowing Base.

    The Agent may, in its discretion, make Permitted Over-Advances without the consent of the Lenders and each Lender shall be bound thereby. A Permitted Over-Advance is for the account of the Borrowers and shall constitute a Revolving Loan and an Obligation. The making of any such Permitted Over-Advance on any one occasion shall not obligate the Agent or any Revolving Credit Lender to make or permit any Permitted Over-Advance on any other occasion or to permit such Permitted Over-Advances to remain outstanding.

    The making by the Agent of a Permitted Over-Advance shall not modify or abrogate any of the provisions of Section 5(r) regarding the Revolving Credit Lenders' obligations to purchase participations with respect to Letters of Credit.

Ex-Im Loans
    From time to time upon request by the Borrowers (or any of them), so long as the sum of the aggregate principal amount of all Ex-Im Loans (as defined below) outstanding and the requested Ex-Im Loan does not exceed the lesser of (A) the Export-Related Borrowing Base (as defined below), or (B) the Ex-Im Credit Limit (as defined below), and the sum of the aggregate principal amount of all Revolving Advances outstanding and the requested Ex-Im Loan does not exceed the lesser of (A) the sum of the Borrowing Base and the Export-Related Borrowing Base, or (B) the Revolving Credit Limit

    the Revolving Credit Lenders shall make such requested Ex-Im Loan, provided that no Event of Default has occurred and is continuing or there has not occurred an event which, with notice or the lapse of time or both, would constitute an Event of Default.

    All Ex-Im Loans shall bear interest as provided herein and at the option of any Revolving Credit Lender shall be evidenced by and repayable in accordance with a revolving note drawn to the order of such Revolving Credit Lender substantially in the form of Exhibit 2 hereto (the "Ex-Im Note"), as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor, but in the absence of the Ex-Im Note, the Agent's records of loans and repayments shall be prima facie evidence of the accuracy thereof.

    Interest on the Ex-Im Loans, net of those Ex-Im Loans (if any) which bear interest calculated by reference to LIBOR, will be charged to the Borrowers at a fluctuating rate which is the daily equivalent to a rate equal to the Prime Rate (as defined below) upon any balance owing to the Revolving Credit Lenders at the close of each day and shall be payable (i) on the first day of each month in arrears; (ii) on termination of this Agreement pursuant to Section 20 hereof; (iii) on acceleration of the time for payment of the Obligations pursuant to Section 15 hereof; and (iv) on the date the Obligations are paid in full. The rate of interest payable by the Borrowers pursuant to this Section 5(m) shall be changed effective as of that date in which a change in the Prime Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days. Interest shall be payable in lawful money of the United States of America to the Agent, or as the Agent shall direct, without set-off, deduction or counterclaim monthly, in arrears, on the first day of each month, commencing on the first day of the month next succeeding the Closing Date.

    Interest on the Ex-Im Loans, net of those Ex-Im Loans (if any) which bear interest calculated by reference to the Prime Rate, will be charged to the Borrowers at a rate which is the equivalent to the LIBOR Interest Rate plus the Applicable Margin. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

    The term "Ex-Im Credit Limit" as used herein shall mean an amount equal to Thirteen Million US Dollars (US$13,000,000.00).

    The Export-Related Borrowing Base formula set forth below is intended solely for monitoring purposes. The making of Ex-Im Loans by the Revolving Credit Lenders to the Borrowers in excess of the above described Borrowing Base formula is for the benefit of the Borrowers and does not affect the obligations of Borrowers hereunder; all such Ex-Im Loans constitute Obligations and must be repaid by Borrowers in accordance with the terms of this Agreement.

Letters of Credit.

    From time to time upon request by the Borrowers (or any of them) and upon the execution of letter of credit documentation reasonably satisfactory to Agent and the Issuing Bank (as defined below), the Issuing Bank, within the limits of the Borrowing Base, as then computed, and also within the limits of the Revolving Credit Limit, shall issue commercial or standby letters of credit from time to time by the Issuing Bank for the account of a Borrower (collectively "Letters of Credit"), provided that the amount of outstanding Letters of Credit hereunder shall at no time exceed Three Million US Dollars (US$3,000,000.00). The Letters of Credit shall be on other terms mutually acceptable to the Issuing Bank and the requesting Borrower (it being understood that the terms reflected in the Issuing Bank's standard letter of credit forms then in effect shall be deemed to be satisfactory to the Issuing Bank), and no Letter of Credit shall have an expiration date later than the sooner to occur of (i) twelve (12) months from the date of issuance of the subject Letter of Credit, or (ii) the Termination Date (as defined below) unless prior to such date, the Borrower has provided the Issuing Bank with cash collateral at least equal to the Issuing Bank's obligation under such Letter of Credit. A Revolving Loan in an amount equal to any amount paid by the Issuing Bank under a Letter of Credit shall be deemed made to the Borrowers, without request therefor, immediately upon any payment by the Issuing Bank on such Letter of Credit in accordance with the terms thereof. In connection with the issuance of any Letter of Credit, the Borrowers shall pay to the Agent, for the account of the Issuing Bank and the Revolving Credit Lenders, on the last day of each calendar quarter, in arrears, a fee (each, a "Letter of Credit Fee") equal to the then Applicable Margin per annum for LIBOR Rate Loans multiplied by the face amount of the undrawn Letters of Credit outstanding during the subject quarter. The Borrowers shall also pay to Issuing Bank, for its own account, with respect to any Letter of Credit, a fee in accordance with the fee schedule then in effect at Issuing Bank for Letters of Credit plus transaction fees at the customary rates charged by the Issuing Bank and all other normal and customary fees charged by the Issuing Bank in connection with the issuance of a letter or credit. Each Borrower hereby authorizes and directs the Agent, in the Agent's sole discretion (provided, however, the Agent shall have no obligation to do so) to pay all such fees and costs as the same become due and payable and to treat the same as a Revolving Loan to the Borrowers, which shall be added to Borrowers' loan balance pursuant to this Agreement; provided, further, that unless an Event of Default then exists and is continuing, the Agent shall promptly furnish the applicable Borrower notice of any such charge. For purposes of computing the Revolving Credit Limit and the calculations in Section 5(a), Section 5(k) and Section 5(y), all Letters of Credit and acceptances shall be deemed to be Revolving Loans and Revolving Advances, as applicable.

    (A) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Agent or the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Revolving Credit Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Revolving Credit Commitments under this Agreement, it is hereby agreed that with respect to all outstanding Letters of Credit, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Credit Commitment Percentages of the assigning and assignee Revolving Credit Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Revolving Credit Lender and (B) On the Closing Date, and without any further action on the part of the Agent or the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in that certain Irrevocable Letter of Credit No. S902786 issued on September 30, 2005 by the Issuing Bank for the account of Gerber Scientific, Inc. (the "Tolland Standby Letter of Credit"), each drawing thereunder and the obligations of the Borrowers thereunder and hereunder with respect thereto. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to the Tolland Standby Letter of Credit, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with the Tolland Standby Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

    In the event that the Issuing Bank makes any disbursement pursuant to any Letter of Credit in accordance with the terms thereof and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Agreement, the Issuing Bank shall promptly notify the Agent of such failure, and the Agent shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay in U.S. Dollars and in same day funds to the Agent for the account of the Issuing Bank the amount of such Revolving Credit Lender's Revolving Credit Commitment Percentage of such unreimbursed payment. Such Revolving Credit Lender agrees to pay to the Agent forthwith on demand such amount, together with interest thereon, for each day from the date of such unreimbursed payment until the date such amount is paid to the Agent for the account of the Issuing Bank at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Revolving Credit Lender agrees to fund its Revolving Credit Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions, or the occurrence of the Termination Date. The failure of any Revolving Credit Lender to make available to the Agent its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Revolving Credit Lender of its obligation hereunder to make available to the Agent its Revolving Credit Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Revolving Credit Lender. Whenever any Revolving Credit Lender has made payments to the Agent in respect of any reimbursement obligation for any Letter of Credit, such Revolving Credit Lender shall be entitled to share ratably, based on its Revolving Credit Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

Term Loans.

    Subject to satisfaction of the conditions set forth in Section 9 hereof on the date of this Agreement, the Borrowers shall borrow from the Term Loan Lenders and the Term Loan Lenders shall lend to the Borrowers the sum of One Million One Hundred and Sixty-Seven Thousand US Dollars ($1,167,000.00), (the "Term Loan"), repayable with interest as provided herein.

    The Term Loan shall bear interest and at the option of any Term Loan Lender shall be evidenced by and repayable in accordance with a term note drawn to the order of such Term Loan Lender substantially the form of Exhibit 3 hereto (the "Term Note"), as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor, but in the absence of the Term Note the Agent's records of loans and repayments shall be prima facie evidence of the accuracy thereof.

    The unpaid principal balance of the Term Loan outstanding from time to time, net of any portion of the unpaid principal balance of the Term Loan (if any) which bears interest calculated by reference to LIBOR, shall bear interest, until repaid, at the Prime Rate. Interest accruing on the Term Loan shall be payable (i) on the first day of each month in arrears; (ii) on termination of this Agreement pursuant to Section 20 hereof; (iii) on acceleration of the time for payment of the Obligations pursuant to Section 15 hereof; and (iv) on the date the Obligations are paid in full. The rate of interest payable by the Borrowers pursuant to this Section 5(v) shall be changed effective as of that date in which a change in the Prime Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

    The unpaid principal balance of the Term Loan outstanding from time to time, net of any portion of the unpaid principal balance of the Term Loan (if any) which bears interest calculated by reference to the Prime Rate, shall bear interest, until repaid, at the LIBOR Interest Rate plus the Applicable Margin. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

Applicable to All Loans.

    Each Borrower hereby authorizes and directs the Lenders, in the Lenders' sole discretion and upon prior notice to the Agent (provided, however, that Lenders shall have no obligation to do so) with respect to accrued interest then due and payable pursuant to this Agreement or pursuant to any Loan Document between such Borrower and any Lender: (i) to pay such interest and to treat the same as a Revolving Loan to such Borrower, which shall be added to the Borrowers' loan balance pursuant to this Agreement; (ii) to charge any of Borrowers' accounts under the control of any Lender for such interest; or (iii) apply the proceeds of Collateral, including, without limitation, payments on Accounts and other payments from sales or lease of Inventory and any other funds to the payment of such interest. The Agent shall promptly notify the Borrowers of any such charges or applications.

    The Borrowers shall pay to the Agent, for the account of the Credit Parties, the principal amount of all loans as follows:

      Borrowing Base or Credit Limits Exceeded; Cash Collateral.
  Whenever the outstanding principal balance of all Revolving Loans exceeds the lesser of (1) the Revolving Credit Limit and (2) the Borrowing Base, the Borrowers shall immediately pay to the Agent, for the benefit of the Revolving Credit Lenders, the excess of the outstanding principal balance of the Revolving Loans over the Borrowing Base or the Revolving Credit Limit, as applicable.

  Whenever the outstanding principal balance of all Ex-Im Loans exceeds the lesser of (1) the Export-Related Borrowing Base or (2) the Ex-Im Credit Limit, the Borrowers shall immediately pay to the Agent, for the benefit of the Revolving Credit Lenders, the excess of the outstanding principal balance of the Ex-Im Loans over the Export-Related Borrowing Base or the Ex-Im Credit Limit, as applicable.

  On the Revolving Credit Maturity Date, the Termination Date pursuant to Section 20 or acceleration of the obligations pursuant to Section 15, the Borrowers shall pay the entire outstanding principal balance of all Revolving Loans and shall deliver to the Agent, for the benefit of the Revolving Credit Lenders, cash collateral in an amount equal to the aggregate of (1) amounts then undrawn on all outstanding Letters of Credit issued pursuant to this Agreement for the account of the Borrowers, and (2) the amount of all outstanding acceptances issued pursuant to this Agreement.

      Term Loan.
  Amortized Payments. Payment of the outstanding principal balance under the Term Loan shall be due and payable by the Borrowers on the first day of each calendar month commencing on December 1, 2005 and ending on November 1, 2010 in the amount of US$19,450.

  Payment in Full on Termination. On the Term Loan Maturity Date, the Termination Date pursuant to Section 20, or acceleration of the obligations pursuant to Section 15, the Borrowers shall pay the entire outstanding principal balance of the Term Loan.

    Application of Payments.

      As long as no Event of Default exists and is then continuing (if an Event of Default shall have occurred and be continuing, the provisions of Section 5(z)(ii) shall apply), in the event and on each occasion that any proceeds are received by or on behalf of any Borrower, deposited in any blocked account pursuant to Section 10(a) or are otherwise received by or are under the control of the Agent or any Credit Party, they shall be credited to the Borrowers' loan account with the Agent hereunder and applied, on the day immediately following receipt, in the following order:

  FIRST, to pay expense reimbursements and indemnification then due and payable to the Agent, or pursuant to any ACH agreements between any Borrower and the Agent;

  SECOND, ratably to pay interest and fees due and payable on Revolving Advances, Letters of Credit, the Tolland Standby Letter of Credit, and the Term Loan;

  THIRD, to pay outstanding principal amounts then due and payable under the Revolving Advances and the Term Loans and all outstanding reimbursement obligations under Letters of Credit and the Tolland Standby Letter of Credit;

  FOURTH, to pay outstanding principal amounts under the Revolving Advances and/or the Term Loans in such order as the Borrowers may select (and if such are Revolving Advances or Term Loans are LIBOR Loans, all breakage costs due in respect of such repayment);

  FIFTH, to pay all other outstanding Obligations then due; and

  SIXTH, if all Obligations then due and owing (including without limitation with respect to the Term Loan) are paid, any excess amounts shall be deposited in a separate blocked cash collateral account established by the Agent, and as long as no Event of Default then exists, shall be released to the Borrowers upon request therefor and utilized by the Borrowers prior to any further Revolving Advances being made.

  provided, however, that notwithstanding anything to the contrary above, at all times, the proceeds from the disposition of any Equipment shall first be applied to the repayment of the outstanding Term Loans until such Term Loans have been repaid in full.

      After the occurrence and during the continuance of any Event of Default, all payments in respect of any Obligations and all proceeds of the Collateral shall be applied as set forth in Section 5(z)(i); unless the Agent elects or is directed by the Required Lenders to apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, in the following order:

  FIRST, to pay expense reimbursements and indemnification then due and payable to the Agent, or pursuant to any ACH agreements between any Borrower and the Agent until paid in full;

  SECOND, ratably to pay expense reimbursements and indemnification then due and payable to the Credit Parties until paid in full;

  THIRD, ratably to pay interest and fees accrued in respect of the Obligations until paid in full;

  FOURTH, ratably to pay principal in respect of the Obligations until paid in full;

  FIFTH, to the Agent, to be held by the Agent, for the ratable benefit of the Issuing Bank and those Revolving Credit Lenders having a Revolving Credit Commitment, as cash collateral in an amount up to 105% of the then stated amount of Letters of Credit and the Tolland Standby Letter of Credit until paid in full;

  SIXTH, to the ratable payment of all other Obligations then due and payable; and

  SEVENTH, to the Borrowers or such other Person entitled thereto under applicable law.

    As used in this Agreement, the following terms shall have the following meanings:

    "Alternative Currency" shall mean Canadian Dollars, Australian Dollars, British Pounds Sterling, Euros and each other currency (other than U.S. Dollars), that is approved in writing by the Agent.

    "Alternative Currency Equivalent" shall mean, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Agent at such time on the basis of the Spot Rate (as of the date of determination) for the purchase of such Alternative Currency with U.S. Dollars.

    "Alternative Currency Loan" shall mean any Revolving Advance denominated in an Alternative Currency.

    "Alternative Currency Sublimit" shall mean US$9,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Limit.

    "Applicable Margin" shall mean 1.75% for LIBOR Rate Loans that are Revolving Loans or Ex-Im Loans and 2.00% for LIBOR Rate Loans that are Term Loans.

    "Applicable Over-Advance Amount" shall mean (i) from the Closing Date through December 30, 2005, Seven Million U.S. Dollars (US$7,000,000.00); (ii) from December 31, 2006 through April 29, 2006, Three Million U.S. Dollars ($3,000,000.00); and (iii) on and after April 30, 2006, zero (0).

    "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 22(c)), and accepted by the Agent, in the form of Exhibit 4 hereto or any other form approved by the Agent.

    "Borrower Agreement" shall mean that certain Borrower Agreement of even date herewith executed and delivered by the Borrowers in favor of the Agent and Ex-Im with an aggregate Maximum Amount (as defined therein) of up to US$13,000,000.00, as such Borrower Agreement may be amended, modified, restated or supplemented from time to time.

    "Business Day" shall mean:

      any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts;

      when such term is used to describe a day on which a borrowing, payment, prepayment, or repayment is to be made in respect of any LIBOR Rate Loan, any day which is: (A) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (B) a London Banking Day; and

      when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

"Citizens" shall mean Citizens Bank of Massachusetts.

"Closing Date" shall mean October 31, 2005.

"Commitment" shall mean, with respect to each Lender, the aggregate commitment(s) of such Lender hereunder in the amount set forth opposite its name on Schedule J hereto (being the aggregate of the Revolving Credit Commitments and Term Loan Commitments of such Lender) or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

"Commitment Percentage" shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder (for both Revolving Credit Loans and Term Loans), in the amount set forth opposite such Lender's name on Schedule J hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to this Agreement.

"Copyrights" shall mean all copyrights, whether statutory or common law, and whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each copyright registration and copyright application identified on Schedule O attached hereto and made a part hereof, and including, without limitation, (i) the right to reproduce, prepare derivative works, distribute copies, perform or display any of the foregoing, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of each Borrower accruing thereunder or pertaining thereto.

"Credit Party" shall mean (i) the Lenders, (ii) the Agent and any Person which is the parent of the Agent or a subsidiary of such parent, (iii) the Issuing Bank, (iv) the beneficiaries of each indemnification obligation undertaken by any Borrower under any Loan Document, (v) the Security Trustee, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing.

"Delinquent Lender" as defined in Section 21(o)(i).

"Eligible Assignee" shall mean a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of US$300,000,000, or any Person which is the parent of the Agent or any Lender or a subsidiary of such parent, or a Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party's rights in and to a material portion of such Credit Party's portfolio of asset based credit facilities, provided that such Person is financially capable to perform the obligations of the Credit Parties as described herein.

"Eligible Export-Related Accounts Receivable" as defined in the Borrower Agreement.

"Eligible Export-Related Inventory" as defined in the Borrower Agreement.

"Ex-Im" shall mean the Export-Import Bank of the United States and any successor thereto.

"Ex-Im Loans" shall mean all Loans at any time made by the Revolving Credit Lenders pursuant to Section 5(k).

"Excess Availability" shall mean as of any date of determination, the excess, if any, of (i) the lesser of (A) the Revolving Credit Limit and (B) the sum of the Borrowing Base and the Export-Related Borrowing Base over (ii) the outstanding amount of all Revolving Advances plus the face amount of undrawn Letters of Credit.

"Excess Cash Flow" shall mean Operating Cash Flow minus Fixed Charges.

"Export-Related Accounts Receivables" as defined in the Borrower Agreement.

"Export-Related Accounts Receivable Value" as defined in the Borrower Agreement.

"Export-Related Borrowing Base" shall mean the sum of (i) ninety percent (90%) of the Export-Related Accounts Receivable Value plus (ii) seventy-five percent (75%) of the Export-Related Inventory Value.

"Export-Related Collateral" shall mean the Export-Related Accounts Receivables, Export-Related Inventory and Export-Related General Intangibles.

"Export-Related General Intangibles" as defined in the Borrower Agreement.

"Export-Related Inventory" as defined in the Borrower Agreement.

"Export-Related Inventory Value" as defined in the Borrower Agreement.

"Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the quotations for such day for such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

"Foreign Security Documents" shall mean the General Security Agreement by and between the Agent and Gerber Scientific International Ltd. ("Gerber Canada"), the Deed of Hypothec by and between the Agent and Gerber Canada, the Debenture by and among the Agent, Gerber Scientific UK Limited ("GS UK"), Spandex Limited ("Spandex"), and Gerber Technology Ltd. ("Gerber Technology"), the Share Charge by and between the Agent and Gerber Scientific International, Inc. and any security agreements, debentures, pledge agreements, charges, blocked account agreements and other similar documents and agreements of Foreign Subsidiaries that secure the Obligations.

"Guarantor" shall mean each of the Subsidiaries of the Borrowers listed on Schedule K hereto.

"Guaranty" shall mean the Guaranty dated as of the Closing Date executed by each Guarantor in favor of the Credit Parties, as amended and in effect from time to time.

"Hedging Contracts" shall mean interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between any Borrower and Citizens designed to protect the Borrowers against fluctuations in interest rates or currency exchange rates.

"Hedging Obligations" shall mean, with respect to any Borrower, all liabilities of such Borrower to Citizens under Hedging Contracts.

"Interest Payment Date" shall mean, relative to any LIBOR Rate Loan, the last Business Day of any Interest Period.

"Interest Period" shall mean, relative to any LIBOR Rate Loan:

      initially, the period beginning on (and including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan pursuant to this Agreement and ending on (but excluding) the day which numerically corresponds to such date one, two, or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as any Borrower may select in its notice pursuant to this Agreement; and

      thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, or three months thereafter, as selected by any Borrower by irrevocable notice to the Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, however, that

      the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) different dates;

      Interest Periods for LIBOR Rate Loans in connection with which the Borrowers have or may incur Hedging Obligations with a Credit Party shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

      if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day; and

      no Interest Period may end later than the Termination Date.

"Issuing Bank" shall mean Citizens, in its capacity as the issuer of Letters of Credit hereunder, and any successor to Citizens in such capacity (which may only be a an Eligible Assignee selected by the Agent in its discretion). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

"Lenders" shall mean, collectively, the Revolving Credit Lenders and the Term Loan Lenders.

"LIBOR Lending Rate" shall mean, relative to any LIBOR Rate Loan to be made, continued or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBOR Lending Rate = LIBOR Rate
(1.00 - LIBOR Reserve Percentage)

"LIBOR Rate" shall mean, relative to any Interest Period for LIBOR Rate Loans, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period.

"LIBOR Rate Loan" shall mean, any Revolving Advance or portion of the Term Loan or advance the rate of interest applicable to which is based upon the LIBOR Lending Rate.

"LIBOR Reserve Percentage" shall mean, relative to any day of any Interest Period for LIBOR Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

"Licenses" shall mean all license agreements with any other Person in connection with any of the Patents, Marks, or Copyrights or such other Person's patents, trade names, trademarks, service marks, copyrights, trade secrets or works of authorship, or other intellectual property, whether a Borrower or Guarantor is a licensor or licensee under any such license agreement, including, without limitation, the license agreements listed on Schedule P attached hereto.

"Loans" shall mean all loans (including, without limitation, Revolving Loans, Ex-Im Loans and the Term Loan) at any time made to the Borrowers or for the account of the Borrowers pursuant to this Agreement.

"Loan Documents" shall mean this Agreement, the Borrower Agreement, the Revolving Note, Ex-Im Note and Term Note, the Letters of Credit, the Tolland Standby Letter of Credit, the Foreign Security Documents, the Guaranty, the Pledge Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction between the Agent and any Borrower related hereto, including any acceptance or similar instrument or obligation issued or caused to be issued for the account of any Borrower and also including any foreign exchange contracts, interest rate swap, cap, floor or hedging agreements, cash management, and all Automated Clearing House ("ACH") agreements relating to the processing of ACH transactions.

"London Banking Day" shall mean a day on which dealings in U.S. Dollar deposits are transacted in the London interbank market.

"Marks" shall mean all trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified on Schedule M attached hereto and made a part hereof, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of each Borrower accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

"Material Adverse Effect" shall mean any event, fact, circumstance, change in, or effect on, the operations, business, properties, or condition (financial or otherwise) of any Borrower or Guarantor, which individually, in the aggregate or on a cumulative basis with any other events, facts, circumstances, changes in, or effects on, the Borrowers and Guarantors, taken as a whole, has had or would reasonably be expected to have a material adverse effect on (i) the ability of the Borrowers and Guarantors taken as a whole to (A) operate or conduct business in substantially the manner in which such business is operated or conducted on the Closing Date, or (B) perform or pay any Obligations, (ii) the assets, properties, business, operations, or condition (financial or otherwise) of the Borrowers and Guarantors taken as a whole, (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the rights or remedies of the Agent or any Credit Party hereunder or thereunder or (iv) the value, enforceability, or collectibility of the Collateral or the collateral under the Foreign Security Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

"Maturity Date" shall mean the Revolving Credit Maturity Date and the Term Loan Maturity Date.

"Minority Lenders" as defined in Section 22(a)(iii).

"Patents" shall mean all patents, patent applications and patentable inventions, including, without limitation, each patent identified on Schedule N attached hereto and made a part hereof, and including, without limitation, (i) all inventions and improvements described and claimed therein and the right to make, use or sell the same, (ii) the right to sue or otherwise recover for any misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past and future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of each Borrower and Guarantor accruing thereunder or pertaining thereto.

"Permitted Acquisition" shall mean the acquisition of, or merger into, by any Borrower, of any Person engaged in the same business line or a business reasonably related thereto as any Borrower or a Subsidiary of a Borrower; provided, however, that (i) such acquisition or merger is accretive to cash flow, (ii) after the consummation of any such acquisition or merger, the Borrowers will be in compliance with all covenants in Section 14(a) and (b) on a pro forma basis, and (iii) all documentation related to such acquisition or merger shall be reasonably satisfactory to the Agent.

"Permitted Investments" shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the United Kingdom), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $1,000,000,000; (d) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service, (e) investments in connection with Permitted Acquisitions, and (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, (g) tender bonds the payment of which is supported by a letter of credit issued by a recognized United States financial institution, (h) investments in Subsidiaries of the Borrowers, and (i) investments specified on Schedule Q.

"Permitted Over-Advance" shall mean a loan, advance, or providing of credit support (such as the issuance of an Letter of Credit) made by the Agent, in its discretion, to the extent that, immediately after its having been made, Excess Availability is less than zero, and which:

  is made to maintain, protect or preserve the Collateral and/or the Credit Parties' rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; and

  together with all other Permitted Over-Advances then outstanding, shall not exceed $2,000,000 and shall not remain outstanding for longer than thirty (30) days.

provided that in no event shall the Agent make any Permitted Over-Advance, if after giving effect thereto, the principal amount of the Revolving Advances and outstanding Letters of Credit would exceed the Total Revolving Credit Commitments (as in effect prior to any termination of the Total Revolving Credit Commitments pursuant to Section 15(b) hereof).

"Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

"Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date executed by the Borrowers and each Subsidiary of a Borrower that owns stock of any other Borrower or Guarantor in favor of the Agent, as amended and in effect from time to time.

"Prime Rate Loan(s)" shall mean any Loan on which the interest rate is calculated by reference to the Prime Rate.

"Register" as defined in Section 22(c)(iii).

"Required Lenders" shall mean, at any time, the Agent and at least one other Lender (which Lender shall not be an Affiliate of the Agent) having Commitments equal to or greater than 66 2/3% of the Total Commitment, or if the Commitments have been terminated, the Agent and at least one other Lender (which Lender shall not be an Affiliate of ) whose percentage of the outstanding Loans and Letters of Credit are equal to or greater than 66 2/3% of all such Obligations.

"Revolving Advances" shall mean all Revolving Loans and Ex-Im Loans.

"Revolving Credit Commitment" shall mean, with respect to each Revolving Credit Lender, the commitment of such Lender hereunder set forth as its Revolving Credit Commitment opposite its name on Schedule J hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to the terms of this Agreement.

"Revolving Credit Commitment Percentage" shall mean, at any time, with respect to each Revolving Credit Lender, the percentage obtained by dividing its Revolving Credit Commitment at such time by the Total Revolving Credit Commitments at such time.

"Revolving Credit Lender(s)" shall mean each Lender having a Revolving Credit Commitment as set forth on Schedule J hereto or in the Assignment and Acceptance by which it becomes a Revolving Credit Lender.

"Revolving Credit Maturity Date" shall mean October 31, 2008.

"Revolving Loan(s)" shall mean all Loans at any time made by the Revolving Credit Lenders pursuant to Section 5(a).

"Security Trustee" means Citizens Bank of Massachusetts, or any successor thereto, in its capacity as security trustee under any applicable Foreign Security Document or in such other capacity as may be provided in Section 21.

"Settlement Date" as defined in Section 21(c).

"Spot Rate" shall mean, for a currency, the rate quoted by the Agent as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Agent does not have as of the date of determination a spot buying rate for any such currency.

"Solvent" shall mean with respect to any Person on a particular date, that on such date (i) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (ii) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (v) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

"Termination Date" as defined in Section 20(a).

"Term Loan Commitment" shall mean, with respect to each Term Loan Lender, the commitment of such Term Loan Lender hereunder set forth as its Term Loan Commitment opposite its name on Schedule J hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

"Term Loan Commitment Percentage" shall mean, at any time, with respect to each Term Loan Lender, the percentage obtained by dividing its Term Loan Commitment at such time by the Total Term Loan Commitments at such time.

"Term Loan Lender(s)" shall mean each Lender having a Term Loan Commitment as set forth on Schedule J hereto or in the Assignment and Acceptance by which it becomes a Term Loan Lender.

"Term Loan Maturity Date" shall mean November 1, 2010.

"Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

"Total Revolving Credit Commitment" shall mean, at any time, the sum of the Revolving Credit Commitments at such time. As of the Closing Date, the Total Revolving Credit Commitments aggregate $50,000,000.00.

"Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments at such time. As of the Closing Date, the Total Term Loan Commitments aggregate $1,167,000.00.

"U.S. Dollar Equivalent" shall mean, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Agent at such time on the basis of the Spot Rate (as of the date of determination) for the purchase of U.S. Dollars with, such Alternative Currency.

"U.S. PTO" shall mean the United States Patent and Trademark Office.

Borrowing Procedures.

    LIBOR Rate Loan Request. The Lenders shall not be required to make a LIBOR Rate Loan, or convert a Prime Rate Loan into a LIBOR Rate Loan, unless the Agent shall have received from the Borrowers (or any of them) a request for such LIBOR Rate Loan, in the form of Exhibit 5 hereto (herein a "Notice of Borrowing"). By delivering a Notice of Borrowing to the Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrowers (or any of them) may from time to time irrevocably request, on not less than two nor more than five Business Days' notice, that a LIBOR Rate Loan be made in a minimum amount of three hundred thousand U.S. Dollars (US$300,000.00) and integral multiples of two hundred thousand U.S. Dollars (US$200,000.00), with an Interest Period of one, two or three months. On the terms and subject to the conditions of this Agreement, each LIBOR Rate Loan shall be made available to the Borrowers no later than 11:00 a.m. New York time on the first day of the applicable Interest Period by deposit to the account of the Borrowers as shall have been specified in the Notice of Borrowing.
  Continuation and Conversion Elections. By delivering a continuation/conversion notice to the Agent on or before 12:00 p.m., New York time, on a Business Day, the Borrowers (or any of them) may from time to time irrevocably elect, on not less than two nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of three hundred thousand U.S. Dollars (US$300,000.00) and integral multiples of two hundred thousand U.S. Dollars (US$200,000.00) of any LIBOR Rate Loan be converted on the last day of an Interest Period into a LIBOR Rate Loan with a different Interest Period, or continued on the last day of an Interest Period as a LIBOR Rate Loan with a similar Interest Period; provided, however, that no portion of the outstanding principal amount of any LIBOR Rate Loan may be converted to, or continued as, a LIBOR Rate Loan when any Event of Default has occurred and is continuing, and no portion of the outstanding principal amount of any LIBOR Rate Loan may be converted to a LIBOR Rate Loan of a different duration if such LIBOR Rate Loan relates to any Hedging Obligations. In the absence of delivery of a continuation/conversion notice with respect to any LIBOR Rate Loan at least two Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Rate Loan shall, on such last day, automatically convert to a loan that accrues interest by reference to the Prime Rate.

  Prime Rate Loan Request. The Borrowers (or any of them) shall give the Agent notice of each borrowing of Prime Rate Loans not later than 12:00 p.m., New York time, on the date on which such borrowing is to be made. Any notice of borrowing received after 10 a.m. shall be deemed a request for borrowing on the next succeeding Business Day. Such notice shall be irrevocable and shall specify the amount of the proposed borrowing and the date thereof (which shall be a Business Day) and shall contain disbursement instructions.

  Alternative Currency Loan Request. The Revolving Credit Lenders shall not be required to make an Alternative Currency Loan, unless the Agent shall have received from the Borrowers (or any of them) a request for such Alternative Currency Loan, in a Notice of Borrowing. By delivering a Notice of Borrowing to the Agent on or before 12:00 p.m., New York time, on a Business Day, the Borrowers (or any of them) may from time to time irrevocably request, on not less than two nor more than five Business Days' notice, that an Alternative Currency Loan be made in a minimum amount of the Alternative Currency Equivalent of three hundred thousand U.S. Dollars (US$300,000.00) and integral multiples of two hundred thousand U.S. Dollars (US$200,000.00). Such Alternative Currency Loan shall be either a LIBOR Rate Loan or a Prime Rate Loan as specified in the Notice of Borrowing. All Alternative Currency Loans shall be repayable in the Alternative Currency in which the applicable Alternative Currency Loan is denominated.

  Alternative Currency Loan Limits; Prepayment. The aggregate principal amount of all Revolving Advances that are Alternative Currency Loans shall not exceed the Alternative Currency Sublimit. If the Agent notifies the Borrowers at any time that the U.S. Dollar Equivalent of the aggregate outstanding principal amount of all Alternative Currency Loans at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then, within two Business Days after receipt of such notice, the Borrowers shall prepay Alternative Currency Loans in an aggregate amount sufficient to reduce such U.S. Dollar Equivalent of the aggregate outstanding principal amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

Repayments, Prepayments and Interest.

    Repayments, Continuations and Conversions. LIBOR Rate Loans shall mature and become payable in full on the last day of the Interest Period relating to such LIBOR Rate Loan. Upon maturity, a LIBOR Rate Loan may be continued for an additional Interest Period or may be converted to a Prime Rate Loan, as set forth above.
  Voluntary Prepayment of LIBOR Rate Loans. LIBOR Rate Loans may be prepaid upon the terms and conditions set forth herein. For LIBOR Rate Loans in connection with which any Borrower has or may incur Hedging Obligations, additional obligations may be associated with prepayment in accordance with the terms and conditions of the applicable Hedging Contracts. The Borrowers shall give the Agent, no later than 12:00 p.m., New York City time, at least four (4) Business Days notice of any proposed prepayment of any LIBOR Rate Loan, specifying the proposed date of payment of such LIBOR Rate Loan, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate Loans shall be in an integral multiple of two hundred thousand U.S. Dollars (US$200,000.00) (or in the event the principal amount outstanding of any LIBOR Rate Loan is less than US$200,000.00, then such lesser amount) and accompanied by the payment of all charges outstanding on such LIBOR Rate Loans and of all accrued interest on the principal repaid to the date of payment. Each Borrower acknowledges that prepayment or acceleration of a LIBOR Rate Loan during an Interest Period shall result in the Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Rate Loans shall be accompanied by, and each Borrower hereby promises to pay, on each date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (the "LIBOR Rate Loan Prepayment Fee") determined by the Agent pursuant to the following formula:

  the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, subtracted from the LIBOR Lending Rate plus the Applicable Margin of the LIBOR Rate Loan being prepaid.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

  the amount of the LIBOR Rate Loan being prepaid.

The resulting amount shall be divided by:

  360

and multiplied by

  the number of days remaining in the Interest Period as to which the prepayment is being made.

Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining in the Interest Period for the LIBOR Rate Loan being prepaid.

The resulting amount of these calculations shall be the LIBOR Rate Loan Prepayment Fee.

    Interest Provisions. Interest on the outstanding principal amount of each LIBOR Rate Loan shall accrue during the Interest Period applicable thereto at a rate equal to the sum of the LIBOR Lending Rate for such Interest Period plus the Applicable Margin thereto and be payable on each Interest Payment Date.

Miscellaneous LIBOR Rate Loan Terms.

    LIBOR Rate Lending Unlawful. If any Lender shall determine in good faith (which determination shall, upon notice thereof to the Borrowers be conclusive and binding on the Borrowers) that the introduction of, or any change to, or in the interpretation of, any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any LIBOR Rate Loan as, or to convert any loan into, a LIBOR Rate Loan of a certain duration, the obligations of such Lender to make, continue, maintain or convert into any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Prime Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

  Substitute Rate. If any Lender shall have determined in good faith that

  U.S. Dollar deposits in the relevant amount and for the relevant Interest Period are not available to such Lender in the London interbank market;
  by reason of circumstances affecting such Lender in the London interbank market, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to LIBOR Rate Loans of any duration, or the LIBOR Rate no longer adequately reflects such Lender's cost of funding loans,

then, upon notice from such Lender to the Borrowers, the obligations of such Lender under this section to make or continue any loans as, or to convert any loans into, LIBOR Rate Loans of such duration shall forthwith be suspended until such Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist.

    Indemnities. Each Borrower agrees to reimburse any Lender (without duplication) for any increase in the cost to such Lender, or reduction in the amount of any sum receivable by such Lender, in respect, or as a result, of:

      any conversion or repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto to the extent such amount is not reimbursed by the LIBOR Rate Loan Prepayment Fee;

      any loans not being made as LIBOR Rate Loans in accordance with the borrowing request thereof;

      any LIBOR Rate Loan not being continued as, or converted into, a LIBOR Rate Loan in accordance with the continuation/conversion notice thereof, or any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of such Lender) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto.

    Such Lender shall promptly notify the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers to such Lender within five days of the Borrowers' receipt of such notice, and such notice if made in good faith shall, in the absence of manifest error, be conclusive and binding on the Borrowers. Each Borrower understands, agrees and acknowledges the following: (A) the Lenders do not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (B) the LIBOR Rate may be used merely as a reference in determining such rate, and (C) such Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Prepayment Fee, and other funding losses incurred by any Lender. Each Borrower further agrees to pay the LIBOR Rate Prepayment Fee and other funding losses, if any, whether or not such Lender elects to purchase, sell and/or match funds.

    Increased Costs. If on or after the Closing Date, the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      shall subject such Lender to any tax, duty or other charge with respect to its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, its LIBOR Rate Loans or any other amounts due under this Agreement in respect of its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans (except for the introduction of, or change in the rate of, tax on the overall net income of such Lender or franchise taxes, imposed by the any applicable taxing authority); or

      shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against assets of, deposits with or for the account of, or credit extended by, such Lender or shall impose on such Lender or on the London interbank market any other condition affecting its LIBOR Rate Loans or its obligation to make LIBOR Rate Loans;

    and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

    Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender, or Person controlling any Lenders, and such Lender determines in good faith that the rate of return on its, or such controlling Person's, capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then in any such case, upon notice from time to time by such Lender to the Borrowers, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be prima facie evidence of the accuracy thereof. In determining such amount, such Lender may use any method of averaging and attribution that it shall reasonably deem applicable.

    Payments; Sharing of Setoff.

      All funds received by and available to the Agent to pay principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, shall be applied in accordance with the provisions of Section 5(z) hereof ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, and fees then due to such respective parties.

      If any Lender shall, by payment, foreclosure, exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Letters of Credit and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall (A) promptly turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Credit Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase (for cash at face value) participations in the Loans and participations in Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit; provided, however, that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. If the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to, but excluding, the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

      If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

    Taxes. All payments by the Borrowers of principal of, and interest on, the LIBOR Rate Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Credit Parties' net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will:

      pay directly to the relevant authority the full amount required to be so withheld or deducted;

      promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

      pay to the Credit Parties such additional amount or amounts as is necessary to ensure that the net amount actually received by the Credit Parties will equal the full amount the Credit Parties would have received had no such withholding or deduction been required.

    Moreover, if any Taxes are directly asserted against any Credit Party with respect to any payment received by such Credit Party hereunder, such Credit Party may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Credit Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Credit Party would have received had such Taxes not been asserted.

    If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Credit Parties for any incremental Taxes, interest or penalties that may become payable by the Agent or any Credit Party as a result of any such failure.

    Notwithstanding anything to the contrary contained herein, the Agent, the Lenders and the Borrowers agree that after the occurrence of an Event of Default which is continuing, no Borrower shall request, and the Lenders will not make, LIBOR Rate Loans.

  Replacement of Lenders. If any Borrower is required to pay any additional amount to any Credit Party (other than the Agent) pursuant to Section 5(mm), Section 5(nn) or Section 5(pp), or if any Lender (other than the Agent) defaults in its obligation to fund Loans hereunder, or if any Lender (other than the Agent) is unable to make LIBOR Rate Loans pursuant to Section 5(jj) or Section 5(kk), then the Borrowers may, at their sole expense and effort, with the cooperation of the Credit Parties, upon notice to such Lender and the Agent, require such Lender (other than the Agent) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 22(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Borrowers shall have received the prior written consent of the Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit, accrued interest thereon, accrued fees (other than the prepayment premium described in Section 20(b)) and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 5(mm), Section 5(nn) or Section 5(pp), such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

  Fees. In addition to all other sums payable hereunder, the Borrowers shall pay the Agent:
  on the Closing Date, for the account of the Agent and the Lenders, such closing fees as are provided in a letter agreement dated as of the Closing Date between the Borrowers and the Agent (as such letter agreement may from time to time be amended or supplemented, the "Fee Letter"); and

  a fee equal to one quarter of one percent (0.25%) of the difference between: (i) the Revolving Credit Limit and (ii) the average amount of the principal balance of the Revolving Advances (including Letters of Credit) outstanding for each monthly period this Agreement is in effect. Such fee shall be payable monthly in arrears to the Agent, for the benefit of the Revolving Credit Lenders, and shall be treated as a Revolving Loan to the Borrowers, which shall be added to Borrowers' loan balance pursuant to this Agreement.

  on the first and second anniversaries of the Closing Date, the applicable "Facility Fee" payable on such a date pursuant to the Loan Authorization Agreement by and between Ex-Im and the Agent (the "Loan Authorization Agreement").

    SECTION 6.  QUALIFIED ACCOUNT DEFINITIONS.
    As used herein, the term "North American Qualified Account", means an Account owing to any Borrower or Gerber Scientific International Ltd. (collectively, the "North American Account Originators"), which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

      The Account is not more than sixty (60) days from the due date thereof nor more than one hundred and twenty (120) days from the date of the invoice thereof.

      The Account is more than sixty (60) but less than ninety (90) days from the due date thereof; provided, however, that the aggregate amount of Accounts included in the term "North American Qualified Accounts" under this Section 6(a)(ii) shall not exceed US$500,000.00.

      The Account arose from the performance of services or an outright sale of goods by a North American Account Originator, such goods have been shipped to the account debtor, and such North American Account Originator has possession of, or has delivered to the Agent, shipping and delivery receipts evidencing such shipment.

      The Account is not subject to any prior assignment, claim, lien, or security interest, and no North American Account Originator will make any further assignment thereof or create any further security interest therein, nor permit any North American Account Originator's rights therein to be reached by attachment, levy, garnishment or other judicial process.

      The Account is not subject to set-off, contra, defense, warranty claim, credit, allowance, discount, including, without limitation, any volume discount or rebate not yet redeemed by the account debtor, or adverse adjustment by the account debtor (except normal discount allowed for prompt payment), and such debtor has not disputed its liability thereon nor returned any of the subject goods; provided, however, that in each case, the excess of (A) the amount of the applicable Account over (B) the amount of any applicable set-off, contra, defense, warranty claim, credit, allowance, discount, or adverse adjustment shall be a Qualified Account.

      The Account arose in the ordinary course of a North American Account Originator's business and did not arise from the performance of services or a sale of goods to a supplier or employee of any North American Account Originator; provided, however, that in each case, the excess of (A) the amount of the Account over (B) the amount of any amounts owed by the North American Account Originators to such supplier shall be a Qualified Account; provided, further, that up to an aggregate amount of $250,000 of Accounts owing to a North American Account Originator by Essilor Corp. or its Affiliates shall be Qualified Accounts regardless of any amounts owing to Essilor Corp. or its Affiliates by any North American Account Originators.

      No notice of bankruptcy or insolvency of the account debtor has been received by or is known to any North American Account Originators.

      The Account is not owed by an account debtor whose principal place of business is outside the United States of America or Canada, unless the Account is supported by a commercial letter of credit issued or confirmed by a bank acceptable to the Agent or by other credit enhancements in each case in form and substance satisfactory to the Agent in its sole discretion.

      The Account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of a North American Account Originator.

      The account debtor is not located in the State of New Jersey or in the State of Minnesota (or any other state that requires an entity to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against an account debtor in the courts or through any judicial process of such state), unless the Borrowers (i) have filed and shall file all legally required Notice of Business Activities Reports with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as the case may be; or (ii) are exempt from such filing requirement.

      The Account when aggregated with all of the Accounts of that account debtor does not exceed twenty percent (20%) of the then aggregate Qualified Accounts.

      The Account is not evidenced by a promissory note.

      The Account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis unless the Agent, in its sole discretion, has designated such Account as a Qualified Account.

      The Account does not arise out of a progress billing prior to completion of the order therefor unless the Agent, in its sole discretion, has designated such Account as a Qualified Account.

      The account debtors is not the United States or any department, agency, or instrumentality of the United States except for Accounts of the United States or any department, agency, or instrumentality of the United States if the payee has assigned its payment rights to the Agent and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727).

      The Account is not an Eligible Export-Related Account Receivable.

      The Agent, in accordance with its normal credit policies, has not deemed the Account to be unacceptable for any reason.

    PROVIDED THAT if at any time fifty percent (50%) or more of the aggregate amount of the Accounts due from any account debtor are unpaid in whole or in part more than sixty (60) days from the respective due dates thereof or more than one hundred and twenty (120) days from the respective dates of invoice, from and after such time none of the Accounts (then existing or hereafter arising) due from such account debtor shall be deemed to be Qualified Accounts until such time as all Accounts due from such account debtor are (as a result of actual payments received thereon) not unpaid in whole or in part more than sixty (60) days from the respective due dates thereof and more than one hundred and twenty (120) days from the respective dates of invoice; characterization of any Account due from an account debtor as a Qualified Account shall not be deemed a determination by the Agent as to its actual value nor in any way obligate the Agent to accept any Account subsequently arising from such account debtor to be, or to continue to deem such Account to be, a Qualified Account; it is the North American Account Originators' responsibility to determine the creditworthiness of account debtors and all risks concerning the same and collection of Accounts are with the North American Account Originators; and all Accounts whether or not Qualified Accounts constitute Collateral.

    As used herein, the term "U.K. Qualified Account", means an Account owing to any Borrower, Spandex, or Gerber Technology (collectively, the "U.K. Account Originators") which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

      all of the specifications of a North American Qualified Account other than those set forth in Section 6(a)(viii) and (x); provided, however, that each reference therein to the North American Account Originators shall be deemed a reference to the U.K. Account Originators.

      The Account is not owed by an account debtor whose principal place of business is outside the United Kingdom, the United States or Canada.

    SECTION 7.  DEFINITION OF ELIGIBLE INVENTORY. The term "Eligible Inventory", as used herein, means each Borrower's and Gerber Scientific International Ltd.'s (collectively, the "Inventory Owners") raw materials and finished goods which are initially and at all times until sold:

    new and unused (except, with the Agent's written approval, used equipment held for sale or lease), in first class condition, merchantable and saleable through normal trade channels; at a location which has been identified in writing to the Agent;

    subject to a perfected first priority security interest in favor of the Agent (subject only to Liens of the type described in Section 14(e)(i), (iv) and (vii));

    owned by such Inventory Owner free and clear of any Lien except Liens described in Section 14(e)(i), (iv) and (vii) and Liens in favor of the Agent;

    not obsolete or any reserve for obsolete goods; not work-in-progress, scrap, waste, defective goods and the like;

    have been produced by such Inventory Owner in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder;

    not located outside the United States or Canada;

    not stored at a location not owned by an Inventory Owner or with a bailee, warehouseman or similar party, except where a waiver or other agreement in form and substance reasonably satisfactory to the Agent has been delivered to the Agent by such landlord, bailee warehouseman, or similar party; provided, however, that unless designated as unacceptable by the Agent as set forth below, otherwise Eligible Inventory:

      held at any real property or buildings owned or leased or otherwise under the possession or control of DHL Global Customer Logistics, Inc. shall be Eligible Inventory to the extent of the value of such Inventory net of any reserve then in effect for such warehouse;

      stored at a location not owned by an Inventory Owner shall be Eligible Inventory up to an aggregate amount of $750,000 across all such locations regardless of whether a waiver or other agreement has been delivered to the Agent by any bailee warehouseman or similar party;

      stored at a location not owned by an Inventory Owner or with a bailee, warehouseman or similar party in a location where the aggregate amount of Inventory held at such location is less than $300,000, shall be Eligible Inventory up to an aggregate amount of $1,500,000 across all such locations regardless of whether a waiver or other agreement has been delivered to the Agent by such bailee warehouseman or similar party; and

      stored at a location not owned by an Inventory Owner or with a bailee, warehouseman or similar party in a location where the aggregate amount of Inventory held at such location is greater than $300,000 but less than $500,000, shall be Eligible Inventory, net of a reserve equal to the amount of three (3) months' rent payable with respect to each such location, up to an aggregate amount of $1,000,000;

    For the avoidance of doubt, the exceptions in Section 7(g)(i) through Section 7(g)(iv) are separate and in addition to one another;

    not perishable or alive;

    not Eligible Export-Related Inventory; and

    have not been designated by the Agent, in accordance with its normal credit policies, as unacceptable for any reason by notice to such Inventory Owner.

    SECTION 8.  AGENT'S REPORTS. After the end of each month, the Agent will render to the Borrowers a statement of the Borrowers' loan account with the Agent hereunder, showing all applicable credits and debits. Except for manifest or mathematical errors, each statement shall be considered correct and to have been accepted by the Borrowers and shall be conclusively binding upon the Borrowers in respect of all charges, debits and credits of whatsoever nature contained therein under or pursuant to this Agreement, and the closing balance shown therein, unless the Borrowers notify the Agent in writing of any discrepancy within twenty (20) days from the mailing by the Agent to the Borrowers of any such monthly statement.

    SECTION 9.  CONDITIONS OF LENDING.

    The obligation of the Term Loan Lenders to make the Term Loan, the obligation of the Revolving Credit Lenders to make the initial Revolving Advances hereunder and the obligation of the Issuing Bank to issue or cause to be issued any Letter of Credit hereunder on the Closing Date shall be subject to the condition precedent that each of the conditions set forth below shall have been satisfied and the Agent shall have received all of the items set forth below, each in form and substance satisfactory to the Agent:

      this Agreement, properly executed on behalf of the Borrowers;

      the Revolving Notes drawn to the order of each Revolving Credit Lender in the aggregate face amount of the Revolving Credit Limit;

      the Ex-Im Notes drawn to the order of each Revolving Credit Lender in the aggregate face amount of the Ex-Im Credit Limit.

      the Term Notes drawn to the order of each Term Note Lender in the aggregate face amount of the Term Loan;

      the Pledge Agreement executed by each Borrower and each Subsidiary of a Borrower that owns stock of any other Borrower or Guarantor, and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable party;

      the Foreign Security Documents, properly executed on behalf of each party thereto;

      the Borrowers shall have executed and delivered the Borrower Agreement;

      all necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to Agent;

      a true and correct copy of any and all leases pursuant to which any Borrower is leasing any real property, and if (A) the value of Collateral located therein exceeds US$500,000, a landlord's consent and (B) the location is in the United States or Canada, a waiver with respect to such real property;

      a true and correct copy of any and all written warehouse or storage agreements pursuant to which Collateral having a value in excess of US$500,000 is held in the possession of any bailee or warehouseman, together with a warehouseman's consent and waiver with respect to such Collateral (other than with respect to demonstration Inventory held by third parties, including without limitation, at trade shows);

      current searches of appropriate filing offices showing that (A) no state or federal tax Liens have been filed and remain in effect against any Borrower, (B) no financing statements have been filed and remain in effect against any Borrower, except those financing statements relating to Liens set forth on Schedule B hereto, the Liens of the secured lenders to be paid with the proceeds of the initial loan and those financing statements filed by the Agent, and (C) the Agent has duly filed (which filing shall not occur prior to the Closing Date) all financing statements necessary to perfect the security interests granted hereunder, to the extent the security interests are capable of being perfected by filing.

      a certificate of the Secretary or an Assistant Secretary of each Borrower and each Guarantor, certifying as to (A) the resolutions of the board of directors and, if required, the shareholders of such Borrower or Guarantor, authorizing the execution, delivery and performance of this Agreement, the Loan Documents and/or other related documents to which such Borrower or Guarantor is a party, (B) the Certificate of Incorporation and Bylaws of such Borrower or Guarantor, and (C) the signatures of the officers or agents of such Borrower or Guarantor authorized to execute and deliver this Agreement, the Loan Documents and other instruments, agreements and certificates, including loan requests, on behalf of such Borrower or Guarantor;

      a current certificate issued by the Secretary of State of the state of Connecticut, certifying that each Borrower is in compliance with all corporate organizational requirements of such state;

      evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary;

      an opinion of counsel to the Borrowers, addressed to the Agent and the Lenders and covering such matters relating to the Borrowers, the Loan Documents or the transactions contemplated thereby as the Agent shall request;

      certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in favor of the Agent;

      the Guaranty, properly executed by each of the Guarantors, pursuant to which each Guarantor unconditionally guarantees the full and prompt repayment of all present and future Obligations;

      an opinion of counsel to each Guarantor (or in the case of any Guarantor organized under the laws of the United Kingdom an opinion of CMS Cameron McKenna LLP), addressed to the Agent and the Lenders and covering such matters relating to the Guarantors, the Loan Documents or the transactions contemplated thereby as the Agent shall request;

      payment of a closing fee in the amount of US245,191.00 to the Agent and US43,269.00 to Sovereign Bank, which fee which shall be fully earned by such parties upon payment and all fees due through the date of the initial Loan and all reasonable and documented expenses incurred by the Agent and the Lenders through such date required to be paid by the Borrowers pursuant to this Agreement and the Fee Letter;

      payment of the "Facility Fee" due on the Closing Date pursuant to the Loan Authorization Agreement;

      a Borrowing Base Certificate which indicates that the Borrowers have the necessary loan availability to pay all existing secured lenders and the Excess Availability set forth in Section 9(a)(xxvi) below;

      appraisals by a third party appraiser acceptable to Agent of all Collateral as Agent may require, the results of which are satisfactory to Agent and a written report regarding the results of a commercial finance examination of the Borrowers, which shall be satisfactory to Agent;

      Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Borrowers and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to Agent, and there shall be no material misstatements or omissions from any materials previously furnished to Agent for its review;

      there shall not be pending any litigation or other proceeding against any Borrower, the result of which would reasonably be expected to have a Material Adverse Effect;

      there shall not have occurred any default of any material agreement, including, without limitation, any agreement evidencing subordinated indebtedness of any Borrower which would reasonably be expected to have a Material Adverse Effect, and the consummation of the transactions contemplated hereby shall not (i) violate any law to which any Borrower is bound or any Borrower's organizational documents or (ii) conflict with, or result in a default or event of default under, any material agreement;

      after giving effect to the Term Loan and the initial Revolving Advances to be made and Letters of Credit to be issued on the Closing Date, the Borrowers shall have Excess Availability of not less than $2,000,000.00;

      no material changes in governmental regulations or policies affecting the Borrowers or any Lender shall have occurred prior to the Closing Date; and

      such other documents, instruments and agreements as the Agent in its sole discretion may require.

    The obligation of the Revolving Credit Lenders to make each Revolving Advance and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall be subject to the further conditions precedent on such date that:

      the representations and warranties contained in Section 3 and Section 4 hereof are correct, in all material respects, on and as of the date of such Revolving Loan or the issuance of such Letter of Credit, as the case may be, as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

      the Agent shall have received a current Borrowing Base Certificate; and

      no event has occurred and is continuing, or would result from such Revolving Loan or issuance of such Letter of Credit, as the case may be, which constitutes an Event of Default or which, with notice or the passage of time or both, would constitute an Event of Default.

    SECTION 10.  COLLECTIONS; SET OFF; DEPOSIT ACCOUNTS; NOTICE OF ASSIGNMENT; EXPENSES; POWER OF ATTORNEY.

    On or before the Closing Date (or promptly thereafter with respect to any new account referred to in Section 10(a)(ii)) and until the Termination Date, each Borrower shall, and shall cause each of its U.S. Subsidiaries, (i) to take such steps as are necessary to ensure that all account debtors forward all checks, drafts, cash and other remittances in payment of any Inventory sold or in payment or on account of such Borrower's or any of its U.S. Subsidiary's accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action and all other forms of obligations to a lockbox in the name of the Agent, (the "Lockbox") which items shall be deposited to the Blocked Accounts pursuant to daily sweeps from such Lockbox and (ii) to enter into blocked account agreements with the applicable bank and the Agent, for the benefit of itself and the other Credit Parties, with respect to each of the accounts listed on Schedule L hereto and each account opened after the Closing Date (the "Blocked Accounts") which blocked account agreements shall be in form and substance reasonably satisfactory to the Agent. The Agent will credit (conditionally upon final collection) all payments in the Blocked Account against the principal or interest of any Loans secured hereby; provided, however, that for the purpose of computing interest, any items requiring clearance or payment shall not be considered to have been credited against any Loans secured hereby until two (2) Business Days after receipt by the Agent of any such items. The order and method of such application shall be as set forth in Section 5(z). No payment of any LIBOR Rate Loan shall be permitted pursuant to this Section 10(a) other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all LIBOR Rate Loan Prepayment Fees and any other amounts due under Section 5 in connection therewith. In order to avoid such LIBOR Rate Loan Prepayment Fees, as long as no Event of Default has occurred and is continuing, at the request of the Borrowers, the Agent shall hold all amounts required to be applied to LIBOR Rate Loans as cash collateral and will apply such funds to the applicable LIBOR Rate Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agent's rights upon the subsequent occurrence of an Event of Default).

    On or before the Closing Date and until the Termination Date (or promptly thereafter with respect to any new account referred to in this Section 10(b)), each Borrower shall, and shall cause Gerber Canada to enter into blocked account agreements with the applicable bank and the Agent, for the benefit of itself and the other Credit Parties, with respect to each of the accounts listed on Schedule L-I hereto and each account opened after the Closing Date (the "Canadian Blocked Accounts") which blocked account agreements shall be in form and substance reasonably satisfactory to the Agent.

    Within 30 days following the Closing Date and until the Termination Date (or promptly thereafter with respect to any new account referred to in this Section 10(c)), each Borrower shall, and shall cause each UK Subsidiary to either (i) enter into blocked account agreements with the applicable bank and the Agent, for the benefit of itself and the other Credit Parties, with respect to each of the accounts listed on Schedule L-II hereto and each account opened after the Closing Date (the "UK Blocked Accounts") which blocked account agreements shall be in form and substance reasonably satisfactory to the Agent or (ii) to terminate each such account and maintain all bank accounts of the UK Subsidiaries with the Royal Bank of Scotland. As used herein, "UK Subsidiary" means any subsidiary that is organized under the laws of the United Kingdom.

    So long as no Event of Default has occurred and is continuing, the Borrowers may amend Schedule L, L-I, or L-II to add or replace any Blocked Account, Canadian Blocked Account or UK Blocked Account; provided, however, that (i) the Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Borrower, and such bank shall have executed and delivered to Agent a blocked account agreement, in form and substance reasonably satisfactory to Agent.

    Each Borrower hereby grants to the Agent, for the ratable benefit of the Credit Parties, a Lien, security interest and right of setoff as security for all liabilities and Obligations to the Agent and the other Credit Parties, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Lender or any entity in the control of Citizens Financial Group, Inc., or any participant of any Lender under this Agreement or in transit to any of them; provided, however, the exercise of such right shall be subject to the terms and conditions in any related blocked account agreement. At any time, including, without limitation, upon the service of any process upon the Agent or any Lender seeking to attach by trustee process any funds of any Borrower on deposit with the Agent or such Lender, without demand or notice, upon direction of the Agent or the Required Lenders, any Lender may set off the same or any part thereof and apply the same to any liability or Obligation of any Borrower then due and payable regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

    The Agent may at any time, after the occurrence and during the continuance of an Event of Default or an event which, with notice or the passage of time or both, would constitute an Event of Default, notify account debtors that the Collateral has been assigned to the Agent and that payments shall be made directly to or as directed by the Agent. Upon request of the Agent at any time, each Borrower will so notify such account debtors and will indicate on all billings to such account debtors that their Accounts must be paid directly to or as directed by the Agent. The Agent shall have full power to collect and endorse, and, upon the occurrence and during the continuance of an Event of Default to sell, compromise or otherwise deal with, the Collateral or proceeds thereof in its own name or in the name of any Borrower.

    The Borrowers shall pay to the Agent and the other Credit Parties on demand any and all reasonable and documented counsel fees and other expenses subject, however, to the provisions of Section 13(b) incurred by the Agent or any Credit Party, as applicable, in connection with the preparation, interpretation, enforcement, administration or amendment of this Agreement, or of any Loan Documents or any other documents relating thereto, and any and all expenses, including, but not limited to, charges incurred in connection with the collection of any Account, all reasonable and documented attorneys' fees and expenses, and all other reasonable and documented expenses of like or unlike nature which may be expended by the Agent or any Credit Party, as applicable, to obtain or enforce payment of any Account either as against the account debtor, any Borrower, or any Guarantor or surety of any Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of the Agent's or any Credit Party's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any reasonable and documented counsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all reasonable and documented costs and expenses incurred or paid by the Agent or any Credit Party in connection with the administration, supervision, protection or realization on any security held by the Agent or any Credit Party for the debt secured hereby, whether such security was granted by any Borrower or by any other Person primarily or secondarily liable (with or without recourse) with respect to such debt, and all reasonable and documented costs and expenses incurred by the Agent or any Credit Party in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against the Agent or any Credit Party in connection with the debt secured hereby, all of which amounts shall be considered advances to protect the Agent's security, and shall be secured hereby. The expenses of the Agent and the other Credit Parties payable by the Borrowers under this Agreements are Obligations and shall bear interest after demand at the then effective Prime Rate. At its option, and without limiting any other rights or remedies, the Agent may at any time pay or discharge any taxes, Liens, security interests or other encumbrances at any time levied against or placed on any of the Collateral (other than Permitted Liens), and may procure and pay any premiums on any insurance required to be carried by any Borrower, and provide for the maintenance and preservation of any of the Collateral, and otherwise take any action reasonably deemed necessary to the Agent to protect its security, and all reasonable and documented amounts expended by the Agent in connection with any of the foregoing matters, including reasonable and documented attorneys' fees, shall be considered obligations of the Borrowers and shall be secured hereby. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Borrowers be required to pay any cost or expense incurred (a) by a Credit Party acting in violation of the terms of this Agreement or the other Loan Documents or in violation of law or (b) in connection with any assignment or participation of any Obligations.

    Each Borrower does hereby make, constitute and appoint any officer or agent of the Agent as such Borrower's true and lawful attorney-in-fact, with power to endorse the name of such Borrower or any of such Borrower's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Agent in full or part payment of any amounts owing to the Agent; to sign and endorse the name of such Borrower or any of such Borrower's officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instrument or documents relating thereto or to Borrower's rights therein; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to such Borrower may be delivered directly to the Agent; granting upon such Borrower's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as such Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. Neither the Agent nor the attorney shall be liable for any acts or omissions nor for any error of judgment or mistake, except for their gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder and thereafter as long as any Borrower may be indebted to the Agent.

    SECTION 11.  FINANCING STATEMENTS. At the request of the Agent, each Borrower will deliver to Agent one or more financing statements pursuant to the UCC or execute other notices appropriate under applicable law (in form satisfactory to the Agent and will pay the cost of filing the same in all public offices (including, without limitation, the U.S. PTO and the United States Copyright Office) wherever filing is deemed by the Agent to be necessary or desirable. A legible carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. Each Borrower hereby irrevocably authorizes the Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Borrower (other than the Excluded Collateral) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Borrower agrees to furnish any such information to the Agent promptly upon request. Each Borrower also ratifies its authorization for the Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the Closing Date.

    SECTION 12.  BORROWERS' REPORTS.

    Upon the Agent's request, each Borrower shall deliver to the Agent, daily, a schedule in form and content satisfactory to the Agent describing the invoices issued by such Borrower since the last schedule submitted to the Agent. The schedules to be provided under this subsection are solely for the convenience of the Agent in administering this Agreement and maintaining records of the Collateral. Any Borrower's failure to provide the Agent with any such schedule shall not affect the security interest of the Agent in such Accounts.

    Each Borrower shall cause all of its invoices, including the copies thereof, to be printed and to bear consecutive numbers and shall prepare and issue its invoices in such consecutive numerical order. Upon the Agent's reasonable request, all copies of invoices not previously delivered to the Agent shall be delivered to the Agent with each schedule of Accounts. Copies of all invoices which are voided or canceled or which for any other reason do not evidence an Account shall be included in such delivery. If any invoice or copy thereof is lost, destroyed or otherwise unavailable, such Borrower shall account in writing, in form satisfactory to the Agent, for such missing invoice.

    Within thirty (30) calendar days after the end of each month or, upon the occurrence and during the continuance of an Event of Default, such other more frequent basis as requested by the Agent, each Borrower shall submit to the Agent an aging report in form reasonably satisfactory to the Agent showing the amounts due and owing on all Accounts according to such Borrower's records as of the close of such month or such shorter period as may be requested by the Agent, together with such other information as the Agent may reasonably require. If any Borrowers' monthly aging reports are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such aging reports and any other related documents to the Agent.

    Upon the Agent's reasonable request, each Borrower shall submit to the Agent an accounts payable aging report in form reasonably satisfactory to the Agent showing the amounts due and owing on all accounts payable according to such Borrower's records, together with such other information as the Agent may reasonably require. If any Borrower's monthly accounts payable aging reports are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such accounts payable aging reports and any other related documents to the Agent.

    Within thirty (30) calendar days after the end of each month or, upon the occurrence and during the continuance of an Event of Default, such other more frequent basis as requested by the Agent, each Borrower shall furnish to the Agent a certificate describing all of such Borrower's Inventory by value based on the lower of cost or market value, listing all Inventory by nature, quantity and location, together with such other information as the Agent may reasonably require.

    Each Borrower shall deliver to the Agent all documents, as frequently as indicated below, or at such other times as the Agent may reasonably request, and all other documents and information requested by the Agent:

	DOCUMENT	FREQUENCY DUE
(i)	A Borrowing Base Certificate, including cash receipts, credit memos, sales, debit memos, the unpaid loan balance, new borrowing requests and the adjusted loan balance	Weekly until April 30, 2006 and monthly thereafter; provided, however, that Qualified Inventory and Eligible Export-Related Inventory shall be updated monthly only at all times.
(ii)	List of names and addresses of account debtors to whom such Borrower has made sales during the previous fiscal year	Annually, within sixty (60) days after the end of each fiscal year of such Borrowers
(iii)	Reconciliation report, in form reasonably satisfactory to the Agent, showing all accounts, collections, payments, credits, and extensions since the preceding report	Monthly within 30 days after the end of each calendar month
(iv)	Consolidated projections of such Borrower's balance sheet, statement of profit and loss and cash flow for the next succeeding fiscal year broken down on a month to month basis	Annually
(v)	A listing of the names and addresses of all suppliers and vendors from whom such Borrower has made purchases during the previous fiscal year	Upon the Agent's reasonable request.
(vi)	Notice of noncompliance with the provisions of this Agreement	Immediately upon learning of such noncompliance, or if any representation or warranty contained herein is no longer true or accurate in any material respect
(vii)	Compliance Certificate in the form attached hereto as Exhibit 6	As soon as available and in any event within forty-five (45) days after the close of each quarterly period of such Borrower's fiscal year

    The Borrowers will furnish the Agent as soon as available, and in any event within (i) forty-five (45) days after the close of each monthly period of their fiscal year that is also the close a quarterly period and (ii) thirty (30) days after the close of each other monthly period, consolidated interim financial statements of the Borrowers and their Subsidiaries, including a balance sheet as of the end of such period, and a statement of income and retained earnings for the period commencing at the end of the previous fiscal year and ending with the end of such period, and a statement of cash flows of such Persons for the portion of the fiscal year ended with the last day of such period, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with GAAP consistently applied, certified by the chief financial officer of a Borrower (subject to year end adjustment).

    The Borrowers will furnish the Agent, annually, as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrowers, consolidated audited financial statements of the Borrowers and their Subsidiaries, including a balance sheet as of the end of such fiscal year, and a statement of income and retained earnings for such fiscal year, and a statement of cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, and all prepared in accordance with GAAP consistently applied, accompanied by an opinion thereon acceptable to the Agent by PricewaterhouseCoopers or other independent public accountants selected by such Borrower and reasonably acceptable to the Agent.

    Each Borrower will promptly, upon receipt thereof, deliver to the Agent, copies of any reports submitted to such Borrower by its independent public accountants in connection with the examination of the financial statements of such Borrower made by such accountants (the so-called "Management Letter").

    The Borrowers shall modify their systems to allow calculation of an accounts receivable roll forward analysis and to provide appropriate backup information therefor and shall deliver to the Agent, prior to December 31, 2005, a roll forward analysis in form and substance reasonably satisfactory to the Agent.

    In addition to the foregoing, each Borrower promptly shall provide the Agent with such other and additional information concerning such Borrower, the Collateral, the operation of such Borrower's business, and such Borrower's financial condition, including financial reports and statements, as the Agent may from time to time reasonably request from such Borrower. All financial information provided to the Agent by any Borrower shall be prepared in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently in the preparation thereof and with prior periods to fairly reflect in all material respects the financial conditions of such Borrower at the close of, and its results of operations for, the periods in question (subject, in the case of interim financial statements, to footnotes and year end adjustments).

    SECTION 13.  GENERAL AGREEMENTS OF THE BORROWERS.

    Each Borrower agrees to keep all the Collateral insured with coverage and in amounts not less than that usually carried by one engaged in a like business and in any event not less than that reasonably required by the Agent with loss payable to the Agent and such Borrower, as their interests may appear, pursuant to a lender's loss payable endorsement in form and substance reasonably satisfactory to the Agent, hereby appointing the Agent as attorney for such Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. As further assurance for the payment and performance of the Obligations, each Borrower hereby assigns to the Agent all sums, including returns of unearned premiums, which may become payable under any policy of insurance on the Collateral and such Borrower hereby directs each insurance company issuing any such policy to make payment of such sums directly to the Agent and such amounts shall be applied in accordance with the terms of this Agreement; provided, however, no portion of such amounts will be applied to the prepayment of any LIBOR Rate Loan not then otherwise due and payable.

    At reasonable times and upon reasonable prior notice, the Agent or its agents have the right to inspect the Collateral and all records pertaining thereto at intervals to be determined by the Agent and without hindrance or delay; provided, however, that there may be only three (3) such commercial finance examinations in any twelve month period following the Closing Date unless an Event of Default shall have occurred (in which event the Agent may undertake such additional commercial finance examinations as it deems appropriate). The Agent shall also have the right to obtain from time to time at the sole cost and expense of the Borrowers an appraisal of the Collateral by an appraiser acceptable to Agent; provided, however, that there may be only one (1) such appraisal in any twelve month period following the Closing Date unless an Event of Default shall have occurred (in which event the Agent may undertake such appraisals as it deems appropriate). The Agent shall also have the right, from time to time, at the sole cost and expense of the Borrowers, to have an environmental site assessment with respect to the real estate commonly known as 24 Industrial Park Road West, Tolland, Connecticut prepared by a qualified firm reasonably acceptable to the Agent; provided, however, that there may be only one (1) such environmental assessment (together with such follow-on assessments as are recommended in the initial assessment) in any twelve month period following the Closing Date unless an Event of Default shall have occurred (in which event the Agent may undertake such environmental assessments as it deems appropriate).

    Although, as set forth above, the Agent has a continuing security interest in all of the Collateral and in the proceeds thereof, the Borrowers will at all times maintain as the minimum security hereunder a Borrowing Base and Export-Related Borrowing Base, the sum of which shall not be less than the aggregate unpaid principal of all Revolving Advances made and Letters of Credit issued hereunder and if the Borrowers fail to do so, the Borrowers will immediately make the necessary reduction in the unpaid principal amount of said Revolving Advances and Letters of Credit so that the Revolving Loans and Letters of Credit outstanding hereunder do not in the aggregate exceed the sum of the Borrowing Base and the Export-Related Borrowing Base.

    Each Borrower will at all times keep accurate and complete records of such Borrower's Inventory, Accounts and other Collateral, and the Agent, or any of its agents, shall have the right, at reasonable times and upon reasonable prior notice, to call at any Borrower's place or places of business at intervals to be determined by the Agent, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to any Borrower's Accounts, and other Collateral or other transactions, between the parties thereto and the general financial condition of such Borrower and the Agent may remove any of such records temporarily for the purpose of having copies made thereof. The Borrowers shall pay to the Agent all reasonable and documented audit fees, including, without limitation, all travel and other expenses incurred in connection with any such audit.

    Each Borrower will maintain a standard and modern system of accounting which enables such Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time may be reasonably requested by the Agent.

    Each Borrower will maintain its corporate existence in good standing and comply with all laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof, or of any governmental authority which may be applicable to it or to its business except where failure to do so would not result in a Material Adverse Effect.

    Each Borrower will pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any Lien or charge from attaching to its property, except in each case where the foregoing are the subject of a Permitted Protest.

    Each Borrower will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

    Each Borrower will comply with all laws, rules, regulations and orders of any governmental authority and all contracts, licenses and permits applicable to it or its property, except in each case where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

    The proceeds of Loans made, and Letters of Credit issued, hereunder will be used only (a) to refinance existing bank obligations under the Borrowers' existing credit facilities, (b) to finance the acquisition of assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, and (c) for general corporate purposes, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

    If any Borrower shall form or acquire a Subsidiary organized under the laws of any jurisdiction of the United States, Canada or the United Kingdom after the Closing Date, such Borrower will promptly notify the Agent thereof and (i) such Borrower will take such action to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Agent shall reasonably request, (ii) shall cause such Subsidiary to become a Guarantor under the Guaranty and (iii) if any shares of capital stock or other ownership interests of such Subsidiary are owned by or on behalf of any Borrower, such Borrower will cause such shares or other ownership interests to be pledged within ten (10) Business Days after such subsidiary is formed or acquired. In no event shall compliance with this section waive or be deemed a waiver of or consent to any transaction prohibited by this Agreement. In the event that Ultramark or Coburn UK shall not have been dissolved on or prior to the date that is six (6) months after the Closing Date, subsections (i) through (iii) above shall apply to Ultramark or Coburn UK or both, as the case may be, and the Borrowers shall take such actions as are necessary to give effect to the provisions of subsections (i) through (iii) above with respect to either Ultramark or Coburn UK or both, as the case may be. As used herein, "Subsidiary" means a Person of which a majority of any class or classes of stock or other ownership interests, is owned of record or beneficially by such other Person, or by one or more subsidiaries of such other Person, or by such other Person and one or more subsidiaries of such Person, (A) if the holders of such stock, or other ownership interests, are entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, or (B) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

    In accordance with its customary credit policies and procedures, the Agent may, in its own name or in the name of others, communicate with account debtors in order to verify with them to the Agent's satisfaction the existence, amount and terms of any Account.

    This Agreement may, but need not be, supplemented by separate assignments of Accounts, and if such assignments are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.

    If any goods of a Borrower having a value in excess of US$500,000 are at any time in the possession of a bailee, such Borrower shall promptly notify the Agent thereof and, if requested by the Agent, shall promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Agent, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of such Borrower. The Agent agrees with the Borrowers that the Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrowers with respect to the bailee. Notwithstanding the foregoing, the terms of this Section 13(n) shall not apply to demonstration Inventory.

    Upon the occurrence and during the continuance of an Event of Default, at the request and option of the Agent, each Borrower shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of a letter of credit now or hereafter issued in favor of such Borrower to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied in the same manner as any other payment on an Account.

    If any Borrower shall at any time hold or acquire a commercial tort claim in excess of US$50,000.00, such Borrower shall immediately notify the Agent in a writing signed by such Borrower of the brief details thereof and grant to the Agent in such writing a security interest therein, and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

    Each Borrower will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement, or upon any note or notes evidencing the Obligations except where such tax or assessment is the subject of a Permitted Protest. At its option, the Agent may discharge taxes, Liens or security interests or other encumbrances (other than Permitted Liens) at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Each Borrower agrees to reimburse the Agent on demand for any payments made, or any reasonable and documented expenses incurred by the Agent pursuant to the foregoing authorization, and upon failure of any Borrower so to reimburse the Agent, any such sums paid or advanced by the Agent shall be deemed secured by the Collateral and constitute part of the Obligations.

    Each Borrower will immediately notify the Agent upon receipt of notification of any potential or known release or threat of release of Hazardous Substances in violation of applicable Environmental Laws from any site operated by such Borrower or of the incurrence of any expense or loss in connection therewith or with such Borrower's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any Hazardous Substances for which expense or loss such Borrower may be liable.

    Except for a Credit Party's gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment), the Borrowers shall jointly and severally indemnify each Credit Party and each of their respective affiliates and each director, officer, employee, agent and advisor of any of the foregoing Persons (each such person, an "Indemnitee") and save the Indemnitees harmless from all losses, damages, liabilities or reasonable and documented costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) that any Indemnitee may sustain or incur by reason of (i) defending or protecting this security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or in connection with this Agreement, the other Loan Documents and/or any other documents now or hereafter executed in connection with this Agreement, the Obligations and/or the Collateral (other than an action of one Indemnitee against another Indemnitee) (ii) the Term Loan, any Revolving Loan or any Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property currently or formerly owned or operated by any Borrower, or any environmental liability related in any way to any Borrower, (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any governmental authority by reason of the execution and delivery of this Agreement or any other Loan Document, other than, in each case, those arising from the gross negligence or willful misconduct of such Indemnitee. This indemnity shall survive the repayment of the Obligations, the termination of the Lenders' agreement to make loans available to the Borrowers, the termination of this Agreement, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made on behalf of the Agent or any Credit Party. All amounts due under this Section 13(s) shall be payable on written demand therefor.

    No Borrower shall assert and, to the extent permitted by applicable law, each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, the Term Loan, any Revolving Credit Loan or any Letter of Credit or the use of the proceeds thereof. Each Borrower further agrees that no Indemnitee shall have any liability to such Borrower, any person asserting claims by or on behalf of such Borrower or any other person in connection with this Agreement or the other Loan Documents except if such liability is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This provision shall survive the repayment of the Obligations, the termination of Lenders' agreement to make loans available to the Borrowers, the termination of this Agreement, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made on behalf of the Agent or any Credit Party.

    If reasonably requested by the Agent, each Borrower will furnish to the Agent, from time to time, proof satisfactory to the Agent of the payment of such Borrower's taxes, including, without limitation, such Borrower's obligation to make deposits for F.I.C.A. and withholding taxes and/or sales taxes, unless such obligation is the subject of a Permitted Protest. Should any Borrower fail to make any of such deposits or furnish such proof then the Agent may, in its sole and absolute discretion, (i) make any of such deposits or any part thereof, (ii) pay such taxes, or any part thereof, or (iii) set-up such reserves as the Agent, in its judgment, shall deem necessary to satisfy the liability for such taxes. Each amount so deposited or paid shall constitute an advance under the terms hereof, repayable on demand with interest, as provided herein, and secured by all Collateral and any other property at any time pledged by any Borrower to the Agent. Nothing herein shall be deemed to obligate the Agent to make any such deposit or payment or set-up such reserve and the making of one or more of such deposits or payments or the setting up of such reserve shall not constitute (A) an agreement on the Agent's part to take any further or similar action, or (B) a waiver of any default by any Borrower under the terms hereof.

    All Revolving Advances made by the Revolving Credit Lenders to the Borrowers under this Agreement and under any other agreement constitute one general revolving fluctuating loan, and all indebtedness of the Borrowers to the Credit Parties under this and under any other agreement constitute one general Obligation. Each advance to the Borrowers hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by the Agent. It is distinctly understood and agreed that all of the rights of the Credit Parties contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between any Credit Party and any Borrower. The entire Obligation of the Borrowers to the Credit Parties under the Loan Documents shall become due and payable upon termination of this Agreement.

    To the extent not in violation of any lease or other agreement, each Borrower hereby grants to the Agent for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations are fully paid and discharged, the right to use all premises or places of business which such Borrower presently has or may hereafter have and where any of the Collateral may be located, at a total rental for the entire period of $1.00. The Agent agrees not to exercise the rights granted in this section unless and until an Event of Default has occurred and the Agent determines to exercise its rights against the Collateral.

    Each Borrower will, at its expense, upon request of the Agent promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as the Agent may reasonably request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect the Agent's security interest, rights and remedies created or intended to be created hereunder, for the ratable benefit of the Credit Parties. Without limiting the generality of the above, each Borrower will join with the Agent in executing any notices appropriate under applicable Federal or state law in form satisfactory to the Agent and filing the same in all public offices and jurisdictions wherever and whenever requested by the Agent.

    Upon the occurrence of an Event of Default, each Borrower shall perform any and all further steps requested by the Agent to perfect the Agent's security interest in Inventory, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, maintaining stock records and transferring Inventory to warehouses. A physical listing of all Inventory, wherever located, shall be taken by each Borrowers at least annually and whenever requested by the Agent if one or more of the Events of Default exist.

    Each Borrower hereby grants to the Agent for a term to commence on the date of this Agreement and continuing thereafter until all debts and Obligations of any kind or character owed to the Credit Parties are fully paid and discharged, a non-exclusive irrevocable royalty-free license in connection with the Agent's exercise of its rights hereunder, to use, apply or affix any trademark, trade name logo or the like and to use any patents, in which such Borrower now or hereafter has rights, which license may be used by the Agent upon and after the occurrence of any one or more of the Events of Default, provided, however, that such use by the Agent shall be suspended if such Events of Default are cured. This license shall be in addition to, and not in lieu of, the inclusion of all of such Borrower's trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses in the Collateral; in addition to the right to use said Collateral as provided in this paragraph, the Agent shall have full right to exercise any and all of its other rights regarding Collateral with respect to such trademarks, servicemarks, tradenames, logos, goodwill, patents, franchises and licenses.

      At its own expense, each Borrower agrees to, and to cause each Guarantor to, (i) use its Marks as required by reasonable business practice in each of the applicable jurisdictions during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereto) as trademarks or service marks under the laws of the United States and any other applicable law, (ii) make timely payment of all post-issuance fees required to maintain in force rights under each Patent of such Borrower or Guarantor, and (iii) not to discontinue use or otherwise abandon any Mark nor abandon any Patent or any registered Copyright now or hereafter included in the Collateral without the prior written consent of the Agent; provided, however, that unless an Event of Default shall have occurred and be continuing, such Borrower or Guarantor shall not be obligated either to use, and may discontinue and or otherwise abandon, any Mark or to preserve any Patent or Copyright in the event such Borrower or Guarantor determines, in its reasonable business judgment, that the preservation of such Mark, Patent or Copyright is no longer in the best interests of such Borrower or Guarantor and would not result in a Material Adverse Effect, in which case, such Borrower shall give written notice to the Agent of any such abandonment or discontinuance (or determination to discontinue or abandon, as the case may be), and will provide such notice no later than the next Annual IP Update (as defined below). Each Borrower shall notify the Agent in the same manner of the institution of any proceeding (including any proceeding in the U.S. PTO or any court) or any determination of any such proceeding, that could result in the discontinuance or abandonment of such Borrower's or any Guarantor's Marks or Patents.

  With respect to its Marks, Patents and Copyrights, each Borrower agrees to, and to cause each Guarantor to, execute an agreement, in substantially the form set forth in Exhibit 7 hereto (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Agent in such Marks, Patents and Copyright with the U. S. Patent and Trademark Office and any other governmental authorities necessary to perfect the security interest hereunder in such Collateral.
  Each Borrower agrees that, should it or any Guarantor obtain an ownership interest in any Mark, Patent or Copyright that is not on the date hereof part of the Collateral (the "After-Acquired Marks", "After-Acquired Patents" and "After-Acquired Copyrights" respectively), (i) the provisions of Section 1 hereof shall automatically apply thereto, (ii) any such After-Acquired Marks, and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, and any such After-Acquired Patents and After-Acquired Copyrights shall automatically become part of the Collateral subject to the terms and conditions of this Agreement, and (iii) such Borrower shall give written notice thereof to the Agent in the next Annual IP Update, and such Borrower shall, or shall cause such Guarantor to, execute and deliver to the Agent such documents as the Agent deems appropriate to perfect the security interest hereunder in such items. Each Borrower agrees that it shall deliver to the Agent a written report, in reasonable detail, on a annual basis (commencing, on December 31, 2005, and thereafter on December 31 of each succeeding year), setting forth each new After-Acquired Mark, After-Acquired Patent and After-Acquired Copyright that such Borrower and any Guarantor has filed, acquired or otherwise obtained in the preceding twelve-month reporting period (such report, the "Annual IP Update"). Each Borrower authorizes the Agent to modify this Agreement by amending Schedule M, N and O hereto and the corresponding exhibits to the Intellectual Property Security Agreement (and shall cooperate with the Agent in effecting any such amendment) to include any After-Acquired Mark, After-Acquired Patent and After-Acquired Copyright listed in each Annual IP Update.
  With respect to each Mark, Patent or Copyright set forth in Schedule M, N, and O, respectively, each Borrower agrees to, and to cause each Guarantor to, take all necessary or desirable steps including, without limitation, in the U.S. PTO and the United States Copyright Office or in any court, to (i)  maintain each such trademark, service mark, patent and/or copyright registration, and (ii) diligently pursue each such trademark, service mark, patent application and copyright application now or hereafter included in the Collateral, including, without limitation, the filing of responses to office actions issued by the U.S. PTO, the filing of affidavits under Sections 8 and 15 of the United States Trademark Act, the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for re-issue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Agent, except where the failure to comply with this Section 13(dd) would not result in a Material Adverse Effect. Each Borrower agrees to, and to cause each Guarantor to, take corresponding steps with respect to each After-Acquired Mark, After-Acquired Patent and After-Acquired Copyright to which it is now or later becomes entitled. Any and all expenses incurred in connection with such activities will be borne by the applicable Borrower.

  Each Borrower agrees to notify the Agent promptly (and in any event, within 10 Business Days of having knowledge thereof) and in writing if it learns that any Mark, Patent or Copyright has been determined to have become abandoned or dedicated to the public, of the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. PTO or United States Copyright Office or any court) regarding any Mark, Patent or Copyright, or of any adverse determination in such a proceeding, in each case that would result in a Material Adverse Effect.

  Each Borrower agrees that should it or any Guarantor grant or acquire any Licenses (other than with respect to any software which is generally commercially available and the subject of an "off-the-shelf", "click-wrap" or "shrink-wrap" license or similar agreement) that are not on the date hereof part of the Collateral (the "After-Acquired Licenses), (i) the provisions of Section 1 hereof shall automatically apply thereto, (ii) such Licenses shall automatically become part of the Collateral, and (iii) such Borrower shall give written notice thereof to the Agent in the next Annual IP Update, and such Borrower shall, or shall cause such Guarantor to, execute and deliver to the Agent such documents as the Agent deems appropriate to perfect the security interest hereunder in such items. Each Borrower agrees that it shall deliver to the Agent in each Annual IP Update a written report, in reasonable detail, setting forth each After-Acquired License that such Borrower or any Guarantor has granted or acquired in the preceding twelve-month reporting period. Each Borrower authorizes the Agent to modify this Agreement by amending Schedule P hereto (and shall cooperate with the Agent in effecting any such amendment) to include any License listed in each Annual IP Update.

  The Borrowers shall, and shall cause their Subsidiaries to, diligently pursue the winding-up and dissolution of Ultramark and Coburn UK. The Borrowers shall not, and shall cause their respective Subsidiaries to not, make any investments in, or loans to, Ultramark or Coburn UK, nor transfer any assets to Ultramark or Coburn UK unless the provisions of Section 13(k) shall have been complied with, except, for so long as no Event of Default exists, contributions of cash to cover expenses of dissolution and payment of taxes in an amount not to exceed in the aggregate $100,000.

    SECTION 14.  BORROWERS' NEGATIVE COVENANTS. The Borrowers will not at any time:

    Leverage Ratio permit their consolidated leverage ratio to be more than 4 to 1 as of the Closing Date and as of January 31, 2006, and thereafter, to be more than 3.75 to 1 at the end of each fiscal quarter of the Borrowers;

    Debt Service Coverage Ratio permit, (i) for the fiscal periods beginning on May 1, 2005 and ending on each of October 31, 2005, January 1, 2006 and April 30, 2006, and (ii) for the twelve-month period ending on the last day of any fiscal quarter after April 30, 2006, their consolidated Debt Service Coverage Ratio to be less than 1.25 to 1;

    Excess Availability permit the Excess Availability to be less than US$1,000,000.00 at any time;

    Disposition of Collateral sell, assign, exchange or otherwise dispose of any of the Collateral, other than (i) Inventory or other assets consisting of scrap, waste, defective goods and the like; (ii) obsolete goods; (iii) finished goods and other assets sold in the ordinary course of business or any interest therein to any Person; (iv) Equipment which is no longer required or deemed necessary for the conduct of any Borrower's business, so long as the applicable Borrower receives therefor a sum substantially equal to such Equipment's fair value, remits such sum to the Agent for application in accordance with the terms of this Agreement or replaces such Equipment with other equipment of similar value which is subject to a first security interest in the Agent's favor; (v) dispositions of assets not in excess of US$500,000.00 in the aggregate in any one fiscal year, so long as the applicable Borrower remits the amount of any such disposition to the Agent to be applied in accordance with the terms of this Agreement, (vi) disposition of leasehold interests, whether by assignment, sublease or otherwise in the Borrowers' commercially reasonable judgment, and (vii) Permitted Liens;

    Liens create, permit to be created or suffer to exist any lien, encumbrance or security interest of any kind ("Lien") upon any of the Collateral or any other property of any Borrower, now owned or hereafter acquired, except: (i) landlords', carriers', warehousemen's, mechanics' and other similar liens arising by operation of law or by contract in the ordinary course of such Borrower's business; (ii) arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) purchase money Liens arising in the ordinary course of business for the purchase of equipment and capital or synthetic lease obligations (so long as the indebtedness secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, and such Lien extends to no other property); (iv) easements, rights of way, restrictions and similar encumbrances incurred in the ordinary course of business with respect to real property assets and other encumbrances which do not materially interfere with the operation or utility or value of such real property, (v) Liens consisting of banker's liens and set-off rights in each case whether arising by law or contract and Liens on documents presented in letter of credit drawings, pledges of cash or cash equivalents to Traveler's Insurance Company or any successor insurance company consisting of Excluded Collateral, (vi) Liens for unpaid taxes that are either (A) not yet due and payable, or (B) are subject of Permitted Protests; (vii) Liens which are the subject of Permitted Protests; (viii) those Liens and encumbrances set forth on Schedule B annexed hereto; and (ix) in favor of the Agent; the term "Permitted Protests" as used herein means the right of any Borrower to protest any Lien (other than a Lien that secures the Obligations), tax or rental payment, provided that (1) a reserve with respect to such liability is established on the books of such Borrower in accordance with GAAP and in an amount that is reasonably satisfactory to the Agent, (2) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (3) the Agent is satisfied that, while such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Liens of the Agent in and to the Collateral;

    Dividends pay any dividends on or make any distribution on account of any class of such Borrower's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock except:

      if prior to April 30, 2006, with the prior written consent of the Agent; and

      if after April 30, 2006, (A) no Event of Default has occurred and is continuing, (B) such dividend, redemption or purchase does not exceed thirty-five percent (35%) of such Borrower's Excess Cash Flow and (C) both before and after such dividend, redemption or purchase the Excess Availability shall be no less than $8,000,000.00;

    Loans make any loans or advances to any individual, partnership, trust or other corporation, including without limitation any Borrower's directors, officers and employees, except advances to officers or employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by such Borrower;

    Guarantees assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any indebtedness except (i) guarantees by endorsement of instruments for deposit or collection in the ordinary course of business and guarantees in favor of the Agent of any individual, partnership, trust or other corporation and (ii) guarantees set forth in Schedule R hereto;

    Investments (i) use any loan proceeds to purchase or carry any "margin stock" (as defined in Regulation U of the Board) or (ii) invest in or purchase any stock or securities of any individual, partnership, trust or other corporation except Permitted Investments;

    Transactions with Affiliates enter into any lease or other transaction with any shareholder, officer or affiliate on terms any less favorable than those which might be obtained at the time from persons who (or entities which) are not such a shareholder, officer or affiliate except (i) grants, rebates, commissions or other similar payments that are made by book entry, but which are not paid in cash or by transfer of any other assets, from Borrowers to Subsidiaries of Borrowers to ensure that such Subsidiaries remain in compliance with all local laws applicable to such Subsidiaries, including capital requirements, (ii) intercompany loans and conversions of intercompany loans into capital of subsidiaries, and (iii) otherwise in the ordinary course of business on basis generally consistent with historical practices; provided, however, that the aggregate of the transactions permitted by clauses (ii) and (iii) above with respect to Subsidiaries of the Borrowers that have not executed the Pledge Agreement shall not exceed US$2,000,000 in any one year;

    Subsidiaries sell, transfer or otherwise dispose of any stock of any Subsidiary of any Borrower other than as permitted by Section 14(l);

    Mergers, Consolidations or Sales (i) merge or consolidate with or into any corporation; (ii) enter into any joint venture or partnership with any person, firm or corporation; (iii) convey, lease or sell all or any material portion of its property or assets or business to any other person, firm or corporation, except for the sale of Inventory in the ordinary course of its business and as otherwise permitted by Section 14(d); or (iv) convey, lease or sell any of its assets to any person, firm or corporation for less than the fair market value thereof except as permitted by Section 14(j); provided, however, that any Subsidiary of any Borrower may merge into such Borrower or any other Subsidiary of such Borrower or may be liquidated and dissolved if the proceeds of such liquidation and dissolution are distributed to a Borrower or any Guarantor, provided, further, that after April 30, 2006 and upon at least 30 days' (and not more than 45 days') prior written notice to the Agent: (A) any Borrower may merge into any Borrower or (B) any Borrower may consummate any Permitted Acquisition with a purchase price of up to (1) US$5,000,000.00 if such Permitted Acquisition will not be accretive to such Borrower's cash flow in the first fiscal year following such Permitted Acquisition or (2) US$10,000,000.00 if such Permitted Acquisition will be accretive to such Borrower's cash flow in the first fiscal year following such Permitted Acquisition; provided however, that, in each case, no Event of Default has occurred and is continuing and that in the case of clause (B) above, (x) the aggregate amount of Permitted Acquisitions in any fiscal year shall not exceed $10,000,000 and (y) both before and after the Permitted Acquisition, the Excess Availability shall be no less than $5,000,000.00; and

    Change in Legal Status (i) change its name, its chief executive office, or its mailing address or organizational identification number if it has one, and (ii) change its type of organization, jurisdiction or organization or other legal structure unless the Borrowers have provided the Agent with prior written notice of such Agent and in the Agent's sole discretion all actions necessary to continue the perfection of the Agent's Lien against the Collateral, including, without limitation the filing of any necessary UCC-3 financing statements, have been taken. If any Borrower does not have an organizational identification number and later obtains one, such Borrower shall forthwith notify the Lender of such organizational identification number.

    Changes in Management terminate or replace such Borrower's Chief Executive Officer or Chief Financial Officer without the prior written consent of the Agent, such consent not to be unreasonably withheld, conditioned or delayed.

For purposes of this Section 14: "affiliate" shall mean any person or entity (a) which directly or indirectly controls, or is controlled by or is under common control with any Borrower or any Subsidiary of the Borrowers, (b) which directly or indirectly beneficially holds or owns five (5%) percent or more of any class of voting stock of any Borrower or any Subsidiary of the Borrowers, or (c) five (5%) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by any Borrower or a Subsidiary of the Borrowers; "capital assets" shall mean assets that, in accordance with GAAP, are required or permitted to be depreciated or amortized on a Borrower's balance sheet; "capital expenditures" shall mean but not be limited to amounts paid during such fiscal year for capital assets or capital leases and shall include, in the case of a purchase, the entire purchase price and, in the case of a capital lease (but not an operating lease), the entire rental for the term; "capital leases" shall mean capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of capital assets; "CMLTD" shall mean the current maturity of long term indebtedness paid during the applicable period, including but not limited to, amounts required to be paid during such period under capital leases; "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person or entity, whether through the ownership of voting securities, by contract or otherwise; "debt service coverage ratio" shall mean, during the applicable period, that quotient equal to (a) operating cash flow of the Borrowers and their consolidated Subsidiaries, divided by (b) fixed charges of the Borrowers and their consolidated Subsidiaries; "distributions" shall mean all payment or distributions to shareholders in cash or in property other than reasonable salaries, bonuses and expense reimbursements; "EBITDA" shall mean, for the applicable period, income from continuing operations before the payment of interest and taxes, plus (a) depreciation and amortization, determined in accordance with GAAP, plus (b) losses recognized in respect of an unrealized foreign currency transaction adjustments as a result of the application of FASB No. 52 and 133, plus (c) extraordinary or unusual non-cash losses during such period, less (d) gains recognized in respect of any unrealized foreign currency transaction adjustments as a result of the application of FASB No. 52 and 133, less (e) extraordinary or unusual non-cash gains during such period; "fixed charges" shall mean interest, plus CMLTD; "indebtedness" shall mean (a) all liabilities for borrowed money, for the deferred purchase price of property or services, and under leases which are or should be, under GAAP, recorded as capital leases, in respect of which a person or entity is directly or indirectly, absolutely or contingently liable as obligor, guarantor, endorser or otherwise, or in respect of which such person or entity otherwise assures a creditor against loss, (b) all liabilities of the type described in (a) above which are secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property owned by such person or entity, whether or not such person or entity has assumed or become liable for the payment thereof, and (c) all other liabilities or obligations which would, in accordance with GAAP, be classified as liabilities of such person or entity; "interest" shall mean, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on indebtedness and on capital leases, determined in accordance with GAAP; "leverage ratio" shall mean, as of the applicable date, that quotient equal to (a) senior indebtedness of the Borrowers and its consolidated Subsidiaries divided by (b) the tangible capital base of the Borrowers and their consolidated Subsidiaries; "operating cash flow" shall mean the aggregate of (a) EBITDA, minus (b) distributions, minus (c) taxes actually paid, and minus (d) unfinanced capital expenditures; "senior indebtedness" shall mean any indebtedness which is not subordinated indebtedness; "subordinated indebtedness" shall mean indebtedness which is expressly stated to be subordinated or junior in right of payment to the Borrowers' Obligations hereunder in a manner and in a form which is satisfactory to the Agent; "tangible capital base" shall mean a Borrower's tangible net worth plus its subordinated indebtedness; "tangible net worth" shall mean stockholders' equity determined in accordance with GAAP, consistently applied, (a) subtracting therefrom (i) intangibles (as determined in accordance with GAAP, consistently applied) and (ii) accounts and indebtedness owing to the Borrowers from any employee or parent, subsidiary or other affiliate of the Borrowers and (b) excluding therefrom changes after April 30, 2005 in the cumulative foreign currency translation adjustment and any mark-to-market of a derivative or hedging instrument (or any other adjustment related thereto) required under FAS 52 or 133, and (c) adjusted on each date of determination, by an amount equal to the non-cash charges to other comprehensive income to the extent such non-cash charges relate to pension plans of the Borrowers and their Subsidiaries; and "unfinanced capital expenditures" shall mean capital expenditures, minus long term indebtedness issued during the applicable period for the acquisition of capital assets.

    SECTION 15.  DEFAULT; RIGHTS AND REMEDIES UPON DEFAULT.

    Upon the occurrence of any one or more of the following events (herein, "Events of Default"), the Agent may (and at the direction of the Required Lenders, shall) decline to make any or all further Loans or cause the Issuing Bank to issue Letters of Credit hereunder or under any other agreements with the Borrowers, any and all Obligations of the Borrowers to the Credit Parties shall become immediately due and payable, at the option of the Agent (or at the direction of the Required Lenders, shall) and without notice or demand. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents, namely:

      The failure by any Borrower to pay when due any principal, interest, fees, costs, and expenses due pursuant to this Agreement.

      The failure by any Borrower to pay, when due, any other Obligations.

      Default by any Borrowers in the observance or performance of any of the covenants or agreements of the Borrower contained in Section 10(a), Section 12, Section 13(a), (b), (c), (d), (e), (f), (g), (j), (k), (l), (n), (q), (r), (s), (t), (u), (w), (x), or (z) or Section 14 of this Agreement.

      The failure by the Borrowers to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement, other than those described in Section 15(a)(iii) above, or in any other agreement with any Credit Party which is not remedied within the earlier of thirty (30) days after (i) notice thereof by the Agent to the borrowers, or (ii) the date the Borrowers were required to give notice to the Agent pursuant to Section 12(f)(iv) hereof.

      Any representation or warranty heretofore, now or hereafter made by any Borrower to the Agent or any Credit Party, in any documents, instrument, agreement, or paper was not true or accurate when given in any material respect.

      The occurrence of any event such that any material indebtedness of the Borrowers from any lender other than the Lenders could be accelerated, notwithstanding that such acceleration has not taken place.

      The occurrence of any event which would cause a lien creditor, as that term is defined in Section 9-102 of the UCC, to take priority over advances made by the Lenders.

      A filing against or relating to any Borrower of (A) a federal tax Lien in favor of the United States of America or any political subdivision of the United States of America, or (B) a state tax Lien in favor of any state of the United States of America or any political subdivision of any such state, unless such Lien is the subject of a Permitted Protest.

      The occurrence of any event of default under any Loan Document (notwithstanding that the Agent or such Credit Party may not have exercised its rights upon default under any such other agreement, instrument or paper) which remains outstanding after the passage of any applicable notice and cure periods.

      Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other Person, pursuant to court action or otherwise, over all, or any part of such Borrower's property.

      The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the failure by any Borrower to generally pay the debts of such Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to Title 11 of the United States Code entitled "Bankruptcy" (hereinafter the "Bankruptcy Code") or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of any Borrower; the meeting by any Borrower of a formal or informal creditor's committee; the offering by or entering into by any Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of such Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors and which in the case of an involuntary complaint, application, or petition, such complaint, application, or petition is not stayed or dismissed within ninety (90) days after the filing thereof.

      The entry of any judgment against any Borrower which judgment would result in a Material Adverse Effect and which judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry or bonded reserved or insured to the reasonable satisfaction of the Agent.

      The occurrence of a Material Adverse Effect.

      The entry of any court order which enjoins, restrains or in any way prevents any Borrower from conducting all or any material part of its business affairs in the ordinary course of business.

      The service of any process upon the Agent or any Credit Party seeking to attach by trustee process any funds of such Borrower on deposit with the Agent or any Credit Party unless such process is dismissed within fifteen (15) days after service thereof or is the subject of a Permitted Protest.

      The occurrence of any material uninsured loss, theft, damage or destruction to any material asset of any Borrower.

      Any act by or against, or relating to any Borrower or its assets pursuant to which any creditor of such Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of such Borrower's assets if such action would result in a Material Adverse Effect.

      The termination of existence, dissolution or liquidation of any Borrower, or the ceasing to carry on actively any substantial part of any Borrower's current business.

      This Agreement shall, at any time after its execution and delivery and for any reason, cease (A) to create a valid and perfected first priority (subject to Permitted Liens) security interest in and to the property purported to be subject to this Agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by any Borrower or Guarantor denying that it has any further liability or obligation hereunder.

      Any of the following events occur or exist with respect to any Borrower or any ERISA affiliate: (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan; (B) any "reportable event" (as defined in Section 4043 of ERISA and the regulations issued under such Section) shall occur with respect to any Plan; (C) The filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (D) any event or circumstance exists which would constitute grounds entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (E) or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject such Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise.

      The occurrence of (A) any of the Events of Default described in Section 15(vi), (viii), (xi), (xii), or (xviii), with respect to any Guarantor to, as if such Guarantor were the "Borrower" described therein, or (B) the failure by any Guarantor to perform in accordance with the terms of any Loan Document between such Guarantor and the Agent or any Lender.

      The termination of any Guaranty.

    Upon the occurrence of an Event of Default, the Agent may (and at the direction of the Required Lenders, shall) declare any obligation the Agent and the Lenders may have hereunder to be cancelled, declare all Obligations of the Borrowers to be due and payable and proceed to enforce payment of the Obligations and to exercise any and all of the rights and remedies afforded to the Agent and the other Credit Parties by the UCC or under the terms of this Agreement or otherwise. In addition, upon the occurrence of an Event of Default, if the Agent proceeds to enforce payment of the Obligations, the Borrowers shall be obligated to deliver to the Agent cash collateral in an amount equal to the aggregate amounts then undrawn on all outstanding Letters of Credit or acceptances issued or guaranteed by the Issuing Bank for the account of any Borrower, and the Agent may proceed to enforce payment of the same and to exercise all rights and remedies afforded to the Agent and the other Credit Parties by the UCC or under the terms of this Agreement or otherwise. Upon the occurrence of, and during the continuance of, an Event of Default, each Borrower, as additional compensation to the Credit Parties for their increased credit risk, promises to pay interest on all Obligations (including, without limitation, principal, whether or not past due, past due interest and any other amounts past due under this Agreement) at a per annum rate equal to the Prime Rate plus three percent (3%).

    Upon the occurrence of an Event of Default under Section 15(a)(xi), the Credit Parties' obligations hereunder shall be canceled immediately, automatically, and without notice, and all Obligations of the Borrowers then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Borrowers.

    Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to the Agent's disposition of the Collateral. The Agent may conduct any such sale or other disposition of the Collateral upon any Borrower's premises. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Borrowers with such notice as may be practicable under the circumstances), the Agent shall give the Borrowers at least the greater of the minimum notice required by law or ten (10) days prior written notice of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Agent or any other Credit Party may purchase the Collateral, or any portion of it at any public sale.

    If the Agent sells any of the Collateral on credit, the Borrowers will be credited only with payments actually made by the purchaser of such Collateral and received by the Agent. If the purchaser fails to pay for the Collateral, the Agent may re-sell the Collateral and the Borrowers shall be credited with the proceeds of the sale.

    In connection with the Agent's exercise of the Agent's rights after the occurrence of an Event of Default, the Agent may enter upon, occupy and use any premises owned or occupied by any Borrowers, and may exclude such Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to any Borrower. In no event shall the Agent be liable to the Borrower for use or occupancy by the Agent of any premises pursuant to this Agreement.

    Upon the occurrence of any Event of Default, the Agent may require the Borrowers to assemble the Collateral and make it available to the Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Agent and the Borrowers.

    If an Event of Default shall have occurred and be continuing, the Agent may take any or all of the following actions: (i) declare the entire right, title, and interest of each Borrower and Guarantor in and to the Marks, together with all trademark rights and rights of protection to the same, the Patents and the Copyrights vested in the Agent for the benefit of the Credit Parties, in which event such rights, title, and interest shall immediately vest, in the Agent for the benefit of the Credit Parties, and the Agent shall be entitled to exercise the power of attorney referred to in Section 4(t) hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and use or sell such Marks and the goodwill of such Borrower's or Guarantor's business symbolized by such Marks and the right to carry on the business and use the assets of such Borrower or Guarantor in connection with which such Marks have been used, (iii) practice or sell the Patents and Copyrights; and (iv) direct such Borrower to refrain or to cause any Guarantor to refrain, in which event such Borrower or Guarantor shall refrain, from using such Marks in any manner whatsoever or practicing the Patents and using the Copyrights directly or indirectly, and, if requested by the Agent, change such Borrower's or Guarantor's corporate name to eliminate therefrom any use of any such Mark and shall execute such other and further documents as the Agent may request to further confirm this and to transfer ownership of such Marks Patents and Copyrights to the Agent for the benefit of the Credit Parties. The Agent's rights and remedies under this Section 15(h) are cumulative and in addition to any other rights and remedies the Agent may have hereunder, under any Loan Document and otherwise at law or in equity.

    SECTION 16.  STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on the Agent and the Credit Parties to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent or any other Credit Party (a) to fail to incur expenses reasonably deemed significant by the Agent or such Credit Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure the Agent or such Credit Party against risks of loss, collection or disposition of Collateral or to provide to the Agent or such Credit Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent or such Credit Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent or such Credit Party in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Agent and the Credit Parties would not be commercially unreasonable in the Agent's or any Credit Party's exercise of remedies against the Collateral and that other actions or omissions by the Agent or any Credit Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Borrowers or to impose any duties on the Agent or any Credit Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

    SECTION 17.  PROCESSING AND SALES OF INVENTORY. So long as no Event of Default has occurred and is continuing, each Borrower shall have the right, in the regular course of business, to process and sell such Borrower's Inventory. A sale in the ordinary course of business shall not include a transfer in total or partial satisfaction of a debt.

    SECTION 18.  WAIVER OF JURY TRIAL. EACH BORROWER AND CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each Borrower hereby certifies that no Credit Party nor any of its representatives, agents or counsel has represented, expressly or otherwise, that such Credit Party would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Each Borrower acknowledges that the Agent, the Lenders and the Issuing Bank has been induced to enter into this Agreement by, among other things, this waiver. Each Borrower acknowledges that it has read the provisions of this Agreement and in particular, this section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this section in particular; and makes the above waiver knowingly, voluntarily and intentionally.

    SECTION 19.  CONSENT TO JURISDICTION. Each Borrower and each Credit Party agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and each Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to such Borrower, or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

    SECTION 20.  TERMINATION.

    Unless renewed in writing, this Agreement shall terminate on the earliest to occur of (i) the applicable Maturity Date; provided, however, that, in the event that the Revolving Credit Commitment is irrevocably terminated, the Maturity Date (including, for the avoidance of doubt, Revolving Credit Maturity Date and the Term Loan Maturity Date) shall mean the date of such termination, (ii) the date on which the maturity of the Obligations is accelerated pursuant to the terms hereof and the Credit Parties' commitment to make Loans and to issue Letters of Credit is irrevocably terminated, or (iii) the date of the occurrence of any Event of Default pursuant to Section 15(x), (xi), (xiv), or (xviii) hereof (the "Termination Date"). On the Termination Date all Obligations (other than unasserted contingent indemnification obligations) shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Obligations is otherwise due and payable pursuant to the agreement or instrument evidencing same. Unless notice is required pursuant to Section 15, the Agent may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, the Credit Parties' rights and remedies hereunder and the Borrowers' obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Obligations outstanding, or contracted or committed for (whether or not outstanding) (other than unasserted contingent indemnification obligations), shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Obligations (other than unasserted contingent indemnification obligations), as described in the preceding sentence.

    In the event that the Termination Date for the Revolving Advances occurs, for any reason prior to the third anniversary of the Closing Date, or in the event that the Revolving Credit Limit is reduced or any Revolving Credit Commitment to make Revolving Advances is terminated, or in the event of any tender of payment in full of the Obligations following an acceleration by Agent of the Obligations pursuant to Section 15 hereof, in each such case, at the time of such payment the Borrowers shall also pay to the Agent, for the ratable benefit of the Revolving Credit Lenders, a prepayment fee in an amount equal to (i) three percent (3%) of the sum of the Revolving Credit Limit plus original principal amount of the Term Loan and the Tolland Standby Letter of Credit (such sum, the "Aggregate Facility Amount"), if prepaid prior to the first anniversary of the Closing Date, (ii) two percent (2%) of the Aggregate Facility Amount, if prepaid prior to the second anniversary of the Closing Date, and (iii) one percent (1%) of the Aggregate Facility Amount, if prepaid prior to the third anniversary of the Closing Date; provided, however, that the Borrowers may at any time, upon prior written notice to the Agent, elect to reduce the Revolving Credit Limit by an amount determined by the Borrowers up to $10,000,000.00 without incurring or paying any fee hereunder. Any tender of payment in full of the Obligations following an acceleration of the Obligations pursuant to Section 15, shall be for purposes of this section deemed to be a prepayment requiring the Borrowers to pay the aforementioned prepayment premium. Such prepayment premium shall be paid to the Agent, for the ratable benefit of the Revolving Credit Lenders, as liquidated damages for the loss of the bargain by the Revolving Credit Lenders and not as a penalty. Except for the prepayment fee referred to in this Section 20(b), the LIBOR Rate Loan Prepayment Fee, the obligations provided for under the terms of any Hedging Contract that relates to a prepaid LIBOR Rate Loan, and any other fees specified under this Agreement, Loans may be prepaid without penalty or premium at any time.

    In the event that the Lenders continue to make Loans hereunder after the Termination Date without a written extension of such Termination Date or after the occurrence and during the continuance of an Event of Default, all such Loans: (i) shall be made in the sole and absolute discretion of the Required Lenders; and (ii) shall, together with all other Obligations, be payable thereafter ON DEMAND.

    SECTION 21.  THE AGENT AND THE LENDERS.

    Appointment and Administration by Agent. Each Credit Party hereby irrevocably designate Citizens as the Agent.

    Fondé de Pouvoir. Without prejudice to the foregoing paragraph, each Credit Party hereby irrevocably designates and appoints the Agent as the person holding the power of attorney (fondé de pouvoir) of the Credit Parties as contemplated under Article 2692 of the Civil Code of Quebec, to enter into, to take and to hold on their behalf, and for their benefit, a deed of hypothec ("Deed of Hypothec") to be executed by any Borrower or Guarantor (as the case may be) under the laws of the Province of Quebec and creating a Lien on such Borrower's or Guarantor's Collateral located in such Province and to exercise such powers and duties which are conferred upon the Agent under such deed. Each Credit Party hereby additionally designates and appoints the Agent as agent for and on behalf of each of them (i) to hold and to be the sole registered holder of any debenture ("Debenture") issued under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law, and (ii) to enter into, to take and to hold on their behalf, and for their benefit, a Pledge of Debenture agreement ("Debenture Pledge") to be executed by such Borrower or Guarantor under the laws of the Province of Quebec and creating a Lien on the Debenture as security for the payment and performance of the obligations set forth therein. In this respect, (a) the Agent shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by the Debenture Pledge, owing to the Persons for and on behalf of whom the Debenture is so held from time to time, and (b) each Credit Party will be entitled to the benefits of any collateral charged under the Deed of Hypothec and the Debenture Pledge and will participate in the proceeds of realization of any such collateral, the whole in accordance with the terms hereof. The Agent, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent with respect to the collateral under the Deed of Hypothec and Debenture Pledge, applicable law or otherwise, and (y) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Credit Parties. Any Person who becomes a Credit Party shall be deemed to have consented to and confirmed the Agent as the person holding the power of attorney (fondé de pouvoir) and as the agent as aforesaid and to have ratified, as of the date it becomes a Credit Party, all actions taken by the Agent in such capacities. The Agent shall be entitled to delegate from time to time any of its powers or duties under the Deed of Hypothec and the Debenture Pledge to any Person and on such terms and conditions as the Agent may determine from time to time. The general administration of the Loan Documents shall be by the Agent in its various capacities. Each Credit Party hereby irrevocably authorizes the Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers and such trusts (in the case of the Agent in its capacity as Security Trustee and the Foreign Security Documents, as applicable) under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship (save, in the case of the Agent in its capacity as Security Trustee, to the extent of its limited role as trustee as required under any applicable Foreign Security Documents) with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

    Settlement Amongst Revolving Credit Lenders. The amount of each Revolving Credit Lender's Commitment Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Agent as of 3:00 p.m., Boston time, on the first Business Day (such date, the "Settlement Date") following the end of the period specified by the Agent. The Agent shall deliver to each of the Revolving Credit Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, each Revolving Credit Lender shall transfer to the Agent (as provided below), or the Agent shall transfer to each Revolving Credit Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Revolving Credit Lender with respect to Revolving Credit Loans shall be equal to such Revolving Credit Lender's applicable Revolving Credit Commitment Percentage outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Revolving Credit Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Agent, such Revolving Credit Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

    Agreement of Required Lenders or all Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders or all of the Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Credit Parties upon the direction of the Required Lenders or all Lenders, as applicable, and any such action shall be binding on all Credit Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 22(a).

    Liability of Agent.

      The Agent, when acting on behalf of the Credit Parties, may execute any of its duties under this Agreement by or through any of its officers, agents and employees, and neither the Agent nor its directors, officers, agents or employees shall be liable to any other Credit Party for any action taken or omitted to be taken in good faith, or be responsible to any other Credit Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of the Agent's own gross negligence or willful misconduct. Neither the Agent nor its directors, officers, agents and employees shall in any event be liable to any other Credit Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or all Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees, or agents shall be: (A) responsible to any other Credit Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (B) required to ascertain or to make any inquiry concerning the performance or observance by any loan party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (C) responsible to any other Credit Party for the state or condition of any properties of the Borrowers or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Borrowers; (D) responsible to any other Credit Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (E) responsible to any other Credit Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

      The Agent may execute any of its duties under this Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to any Borrower or Guarantor on account of the failure or delay in performance or breach by any other Credit Party of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Borrowers), independent accountants and other experts selected by any Borrower or any Credit Party. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the other Credit Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent shall have actual knowledge of the same or has received notice from a Credit Party or any Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agent shall have received such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that the Agent's compliance with such directions would be unlawful.

    Credit Decisions. Each Credit Party (other than the Agent) acknowledges that it has, independently and without reliance upon the Agent or any other Credit Party, and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrowers and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agent) also acknowledges that it will, independently and without reliance upon the Agent or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

    Reimbursement and Indemnification. Each Credit Party (other than the Agent) agrees to (i) reimburse the Agent for such Credit Party's Commitment Percentage of (A) any expenses and fees incurred by the Agent for the benefit of Credit Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Credit Parties, and any other expense incurred in connection with the operations or enforcement or defense thereof not reimbursed by the Borrowers and (B) any expenses of the Agent incurred for the benefit of the Credit Parties that the Borrowers have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse and (ii) indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Credit Party's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Borrowers, including, without limitation, costs of any suit initiated by the Agent against any Credit Party or against the Agent by any Credit Party or other Person (except such as shall have been determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Agent). The provisions of this Section 21(h) shall survive the repayment of the Obligations and the termination of the Commitments.

    Rights of Agent. It is understood and agreed that the Agent shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Agent. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrowers and their Affiliates as if it were not the Agent hereunder.

    Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 22(c).

    Successor Agent. The Agent may resign at any time by giving thirty (30) Business Days' written notice thereof to the other Credit Parties and the Borrowers. Upon any such resignation of the Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Borrowers (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the other Credit Parties, appoint a successor Agent which shall be a Person capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Credit Parties in writing by such successor Agent) which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Borrowers (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 21 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

    Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

    Reports and Financial Statements. By signing this Agreement, each Lender:

      is deemed to have requested that the Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agent (collectively, the "Reports");

      expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

      expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

      agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

      without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (A) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

    Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

    Delinquent Lender.

      If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to the Agent its Revolving Credit Commitment Percentage of any Revolving Credit Loans, expenses or setoff or purchase its Revolving Credit Commitment Percentage of a participation interest in the Letters of Credit (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Borrowers or any other party at law or in equity, and not at limitation thereof, (A) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (B) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders' respective Commitment Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (A) and (B) above shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 15(b) hereof from the date when originally due until the date upon which any such amounts are actually paid.

      The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), the Delinquent Lender's Term Loan Commitment and the Delinquent Lender's Revolving Credit Commitment to fund future Revolving Credit Loans. Upon any such purchase of the Commitment Percentage of any Delinquent Lender, the Delinquent Lender's share in the Term Loan and in future Revolving Credit Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

      Each Delinquent Lender shall indemnify the Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by the Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its Revolving Credit Commitment Percentage of a Revolving Credit Loan or to otherwise perform its obligations under the Loan Documents.

    No Liability for Failure to Make Filings.

      The Agent in its capacity as Security Trustee shall not be liable for any failure, omission or defect in perfecting the security constituted by any Loan Document or any security created thereby.

    Acceptance of Title.

      The Agent in its capacity as Security Trustee may accept without inquiry such title as any Borrower or Guarantor may have to the assets secured pursuant to the Loan Documents.

    No Obligation to Hold Title Deeds.

      The Agent in its capacity as Security Trustee shall not be under any obligation to hold any title deed, Loan Document or any other documents in connection with the Loan Documents or any other documents in connection with the assets the subject of any Loan Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Agent may permit any Person to retain all such title deeds, Loan Documents and other documents in its possession. The Agent will use all reasonable care to ensure the safe custody of all such title deeds, Loan Documents and other documents in their respective possession but shall not be liable for the damage or destruction of any such deeds, Loan Documents or documents save where caused by the willful default or gross negligence of such Agent or any of its employees, servants or agents. The Agent shall be at liberty to place any Loan Document and any other instruments, documents or deeds delivered to it pursuant to them or in connection with them for the time being in its possession in any safe deposit, safe or receptacle selected by the Agent, or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and, in the absence of gross negligence or willful default on the part of the Agent and the Agent shall not be responsible for any loss thereby incurred.

    Trustee Powers. Subject to the applicable provisions of the Loan Documents and to the extent permitted by applicable law, in its capacity as Security Trustee, the Agent shall have:

      the benefit of all the provisions of this Section 21;

      all the powers of an absolute owner of the security constituted by the Loan Documents;

      the power of appointing new and/or additional trustees; and

      all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with the Loan Documents).

    Declaration of Trust.

      The Agent, in its capacity as Security Trustee, hereby declares itself trustee of the security and other rights (including but not limited to the benefit of the covenants contained in the Foreign Security Documents), titles and interests constituted by the Foreign Security Documents and of all monies, property and assets paid to the Agent or to its order or held by the Agent or its nominee or received or recovered by the Agent or its nominee pursuant to or in connection with the Foreign Security Documents with effect from the date hereof to hold the same on trust for itself, and each other Credit Party to the monies, obligations and liabilities of the Borrowers to the Credit Parties from time to time secured by the Foreign Security Documents.

    SECTION 22.  MISCELLANEOUS.

    Waivers; Amendments.

      No delay or omission on the part of any Credit Party in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All of the Agent's and the Credit Parties' rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

      Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

(A) Increase the Commitment of any Lender without such Lender's prior consent;

(B) Without prior written unanimous consent of the Lenders:
    reduce the principal amount of any Loan or reimbursement of any Letter of Credit drawing or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents;
    postpone the scheduled date of payment of the principal amount of any Loan or reimbursement of any Letter of Credit drawing, or any interest thereon, or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments or postpone the Maturity Date;
    change the definition of the term "Borrowing Base" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves;
    release any Borrower or Guarantor from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;
    modify the definition of Permitted Over-Advance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Over-Advance;
    subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be; or
    change any of the provisions of this Section 22(a) or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; and

(C) Without prior written consent of the Agent or the Issuing Bank, affect the rights or duties of the Agent or the Issuing Bank, as applicable.

      Notwithstanding anything to the contrary contained in this Section 22(a), in the event that the Borrowers shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of all of the Lenders pursuant to Section 22(a)(ii) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all the Lenders, such Borrowers and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "Minority Lenders") subject to their providing for (A) the termination of the Commitment of each of the Minority Lenders, (B) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Agent, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (C) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (D) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

      No notice to or demand on any Borrower shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against any Borrowers unless signed by such Borrower.

    The Credit Parties are authorized to make loans under the terms of this Agreement upon the request, either written or oral, in the name of any Borrower or any authorized Person whose name appears at the end of this Agreement or of any of the following named Person, or Persons, from time to time, holding the following offices of any Borrower: President, Treasurer, Chief Financial Officer, Chief Executive Officer, and such other officers and authorized signatories as may from time to time be set forth in separate resolutions. Any request for a loan which is not accompanied by a Notice of Borrowing shall be deemed a request for a Prime Rate Loan.

    Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.

      Any Lender may, with the consent of the Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that each assignment shall be subject to the following conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to an assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than (1) US$5,000,000.00 with respect to Revolving Credit Commitments, (2) US$116,700.00 with respect to Term Loans and (3) US$652,500 with respect to the Tolland Standby Letter of Credit, or, in each case, if smaller, the entire remaining amount of the assigning Lender's Commitment or Loans; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations; and (C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00. Subject to acceptance and recording thereof, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 13(s)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 22(c)(ii) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations. The Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of the Borrowers to the assignee and that the assignee shall be considered to be a "Credit Party" for all purposes under this Agreement and the other Loan Documents.

      The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and disbursements of Letters of Credit and the Tolland Standby Letter of Credit owing to, each Lender pursuant to the terms hereof from time to. The entries in the Register shall be conclusive and the Borrowers and Credit Parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee and any written consent to such assignment required, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

      Any Lender may, without the consent of the Borrowers or any other Person, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), subject to the following:

          such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

          such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          the Borrowers and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Loans and the outstanding Letters of Credit shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 22(a)(ii)(B)(1) or (2) that affects such Participant; and

          each Lender, acting for this purpose as an agent of the Borrowers shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a "Participation Register") meeting the requirements of 26 CFR Section 5f.103 1(c) for the recordation of the names and addresses of its Participants and their rights with respect to principal amounts and other Obligations from time to time. The entries in each Participation Register shall be conclusive and the Borrowers and the Credit Parties may treat each Person whose name is recorded in a Participant Register as a Participant for all purposes of this Agreement. The Participation Register shall be available for inspection by the Borrowers and any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

      Any Credit Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section 23(c) shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Credit Party as a party hereto.

      Subject to Section 23(d), the Borrowers authorize each Credit Party to disclose to any Participant or assignee and any prospective Participant or assignee, any and all financial information in such Credit Party's possession concerning the Borrowers which has been delivered to such Credit Party by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Borrowers in connection with such Credit Party's credit evaluation of the Borrowers prior to becoming a party to this Agreement.

    Confidentiality. Each of the Credit Parties agrees to use commercially reasonable efforts not to disclose (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Credit Party or such Credit Party's holding or parent company upon such Credit Party's determination that any such party should have access to such information; provided, however, that such party shall also comply with the provisions of this Section 23(d)) without the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed) any information with respect to any Borrower which is furnished pursuant to this Agreement and which is designated by the Borrowers to the Agent in writing as confidential; provided, however, that any Credit Party may disclose any such information (i) as has become generally available to the public, (ii) as was available to any Credit Party on a non-confidential basis prior to its disclosure by such Credit Party, (iii) as becomes available to any Credit Party on a non-confidential basis from a Person other than a Borrower who, to the best knowledge of such Credit Party, is not otherwise bound by a confidentiality agreement with any Borrower or is not otherwise prohibited from transmitting the information to such Credit Party, (iv) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Credit Party or to the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (v) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (vi) in order to comply with any law, order, regulation or ruling applicable to such Credit Party, (vii) in connection with the enforcement of remedies under this Agreement and the other Loan Documents, (viii) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Credit Party provided that such prospective transferee agrees to be bound by the provisions of this Section 23(d) and (A) to any direct or indirect contractual counterparty in any Hedging Contract (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 23(d). The Borrowers hereby agree that the failure of a Credit Party to comply with the provisions of this Section shall not relieve the Borrowers of any of their obligations to such Credit Party under this Agreement and the other Loan Documents.

    Judgment Currency.

      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase U.S. Dollars with such other currency at the Agent's principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the Business Day preceding that on which final judgment is given.

      If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into U.S. Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such foreign currency with U.S. Dollars at the Agent's principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the Business Day preceding that on which final judgment is given.

      The obligation of each Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to each Borrower such excess.

    Each Borrower agrees that any and all loans made by the Lenders to such Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by such Borrower and to have been made pursuant to duly authorized requests therefor on its behalf.

    Unless otherwise defined in this Agreement, capitalized words shall have the meanings set forth in the UCC as in effect in the Commonwealth of Massachusetts as of the date of this Agreement.

    Paragraph and section headings used in this Agreement are for convenience only, and shall not effect the construction of this Agreement. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

    Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other loan document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested ), overnight courier, or telefacsimile to any Borrower or to the Agent, as the case may be, at its address set forth below:

If to the Agent:	Citizens Bank of Massachusetts 53 State Street Boston, Massachusetts 02109 Attn: Peter Coates Telephone: (617) 994-7250 Telecopier: (617) 227-7995

With a copy to:	Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 Attn: Jon D. Schneider, Esq. Telephone: (617) 570-1360 Telecopier: (617) 523-1231

If to any Borrower:	Gerber Scientific, Inc. 83 Gerber Road West South Windsor, Connecticut 06074 Attn: Telephone: Telecopier:

With a copy to:	Cummings & Lockwood LLC Four Stamford Plaza 107 Elm Street Stamford, Connecticut 06902 Attn: Andrew D. Kupinse, Esq. Telephone: (203) 351-4174 Telecopier: (203) 708-3897

    If to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demand sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or (i) five (5) days after the deposit thereof in the mail if sent registered or certified, (ii) the next Business Day if sent via reputable overnight carrier, (iii) when sent via facsimile, transmission confirmed.

    The Agent shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings or any other paper delivered to the Agent by any Borrower in connection with this Agreement or any other agreement for more than four (4) months after receipt of the same by the Agent.

    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Credit Party or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

    Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    This Agreement, together with the other Loan Documents and the other documents and instruments executed concurrently herewith represent the entire and final understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by evidence of any prior, contemporaneous or subsequent other agreement, oral or written, before the Closing Date.

    The laws of Massachusetts shall govern the construction of this Agreement and the rights and duties of the parties hereto. This Agreement shall be executed as a deed and shall take effect as a sealed instrument.

BORROWERS:

GERBER SCIENTIFIC, INC. By: /s/ Name: Title:
GERBER SCIENTIFIC INTERNATIONAL, INC. By: /s/ Name: Title:

CREDIT PARTIES:

CITIZENS BANK OF MASSACHUSETTS, as Agent, Issuing Bank, Revolving Credit Lender, and Term Loan Lender By: /s/ Name: Title:
SOVEREIGN BANK, as Revolving Credit Lender and Term Loan Lender By: /s/ Name: Title: